Filed Pursuant to Rule 424(b)(5)
File No: 333-267198

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 12, 2022)

Avadel Pharmaceuticals plc

10,000,001 AMERICAN DEPOSITARY SHARES Representing Ordinary Shares and

4,705,882 SEries B Non-Voting Convertible Preferred Shares

We are selling 10,000,001 American Depositary Shares, or the ADSs, and, in lieu of selling ADSs to certain investors, 4,705,882 Series B Non-Voting Convertible Preferred Shares, nominal value $0.01 per share, or Series B Preferred Shares. Each ADS represents the right to receive one of our ordinary shares, nominal value $0.01 per share. Each Series B Preferred Share is convertible into one ordinary share, which may be deposited for delivery of one ADS, provided that conversion will be prohibited if, as a result, the holder and its affiliates would own more than 9.99% of the total number of ordinary shares outstanding.

The ADSs are listed on The Nasdaq Global Market under the symbol “AVDL.” On March 29, 2023, the last reported sale price of the ADSs on The Nasdaq Global Market was $8.89 per ADS.

There is no established trading market for the Series B Preferred Shares and we do not expect a market to develop. In addition, we do not intend to list the Series B Preferred Shares on The Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Investing in these securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-10 of this prospectus supplement, page S-6 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per ADS	PER sERIES B PREFERRED SHARE	Total
Public offering price	$8.50	$8.50	$125,000,005.50
Underwriting discounts and commissions(1)	$0.51	$0.51	$7,500,000.33
Proceeds to Avadel, before expenses	$7.99	$7.99	$117,500,005.17

(1)	See “Underwriting” beginning on page S-28 of this prospectus supplement for additional information regarding total underwriter compensation.

Delivery of the ADSs and Series B Preferred Shares is expected to be made on or about April 3, 2023. We have granted the underwriters an option for a period of 30 days to purchase up to an additional 2,205,882 ADSs. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $8,625,000.15 and the total proceeds to us, before expenses, will be $135,125,002.35.

RTW Investments, LP, or RTW, which is an existing shareholder, has indicated an interest in purchasing ADSs or Series B Preferred Shares in this offering with an aggregate purchase price of up to $40 million at the public offering price and on the same terms as the other purchasers in this offering. However, indications of interest are not binding agreements or commitments to purchase and RTW may determine to not purchase any ADSs or Series B Preferred Shares in this offering. In addition, the underwriters could determine to sell fewer ADSs or Series B Preferred Shares to RTW than RTW indicates an interest in purchasing or could determine not to sell any ADSs or Series B Preferred Shares to RTW.

Sole Book-Running Manager

Jefferies

Lead Manager

LifeSci Capital

Co-Managers

H.C. Wainwright & Co.	Oppenheimer & Co.	Needham & Company

Prospectus Supplement dated March 29, 2023.

TABLE OF CONTENTS

-i-

About this prospectus supplement

This prospectus supplement and accompanying prospectus is part of a registration statement on Form S-3 (File No. 333-267198) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process on August 31, 2022, which was declared effective on September 12, 2022. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.

Unless the context otherwise indicates, references in this prospectus supplement to the “company,” “we,” “us” and “our” refer to Avadel Pharmaceuticals plc. References to our “ordinary shares” refer to the ordinary shares of Avadel Pharmaceuticals plc. References to “ADSs” refer to American Depositary Shares, each of which represents one ordinary share of Avadel Pharmaceuticals plc.

All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

We have not, and the underwriters have not, authorized anyone to provide you with any information other than information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We and the underwriters take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you.

If the description of the offering varies between any free writing prospectus we have authorized for use in connection with this offering and this prospectus supplement, you should rely on the information in such free writing prospectus.

You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and in any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents in which such information is contained, regardless of the time of delivery of this prospectus supplement or any sale of ordinary shares. Our business, financial condition, results of operations and prospects may have changed since those dates.

Any statement made in this prospectus supplement or in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Incorporation of Certain Information by Reference” in this prospectus supplement.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols.

This prospectus does not constitute a prospectus for the purposes of the Prospectus Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market and the Irish regulations issued pursuant to the Prospectus Regulation and this prospectus has not been approved by the Central Bank of Ireland, as competent authority under the Prospectus Regulation, or any equivalent authority in an European Economic Area member state. No offer of shares to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish or European prospectus law within the meaning of the above legislation.

Prospectus Supplement Summary

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, which are described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus before making an investment decision. You should also carefully consider the risks of investing in our ADSs or Series B Preferred Shares discussed in the section in this prospectus supplement entitled “Risk Factors” on page S-10 and in our Annual Report on Form 10-K for the year ended December 31, 2022.

Overview

We are a biopharmaceutical company. Our lead product candidate, LUMRYZ, also known as FT218, is an investigational once-at-bedtime, extended-release formulation of sodium oxybate for the treatment of cataplexy or excessive daytime sleepiness (EDS) in adults with narcolepsy. We are primarily focused on obtaining final United States Food and Drug Administration (FDA), approval of LUMRYZ and the launch of LUMRYZ, if approved.

LUMRYZ

LUMRYZ is an investigational once-at-bedtime formulation of sodium oxybate that uses our proprietary drug-delivery technology for the treatment of cataplexy or EDS in adults suffering from narcolepsy. Sodium oxybate is the sodium salt of gamma hydroxybutyrate, an endogenous compound and metabolite of the neurotransmitter gamma-aminobutyric acid. Immediate release sodium oxybate is approved in the U.S. for the treatment of cataplexy in narcolepsy as well as EDS in narcolepsy and is approved in Europe for the treatment of cataplexy in patients with narcolepsy. Since 2002, sodium oxybate has only been available as an immediate-release formulation that must be taken twice nightly, first at bedtime, and then again 2.5 to 4 hours later.

On July 18, 2022, the FDA granted tentative approval to LUMRYZ for the treatment of cataplexy or EDS in adults with narcolepsy. Tentative approval indicates that LUMRYZ has met all required quality, safety, and efficacy standards necessary for approval in the U.S. as of the date that the tentative approval was granted, but that the drug cannot receive final FDA approval until expiry or other disposition of a third-party exclusivity period. That tentative approval was granted based on the FDA’s determination that the LUMRYZ label implicated the use code listed in FDA’s Orange Book for U.S. Patent No. 8731963, or the REMS Patent. The owner of the REMS Patent subsequently requested delisting of that patent from the Orange Book on February 28, 2023, and we subsequently submitted an amendment to the FDA on March 1, 2023, requesting final FDA approval of the LUMRYZ NDA. Based on typical target turnarounds for the FDA and information provided in the tentative approval letter with respect to minor amendments, we anticipate timing for a final approval decision to be around early May of 2023. There can be no guarantee that the FDA will act within the anticipated timing.

The FDA’s tentative approval can be subject to change based on new information that may come to the FDA’s attention between such time as the tentative approval and potential final approval. We cannot legally market LUMRYZ in the U.S. until final approval is granted by the FDA. In addition, if the FDA concludes that LUMRYZ is the same drug product as a previously approved product having unexpired orphan drug exclusivity (e.g., XYWAV), we would need to demonstrate that LUMRYZ is clinically superior to that previously approved product before the FDA grants final approval to our NDA. If the FDA determines the previously approved product is not the same drug product for purposes of orphan drug exclusivity, then any unexpired orphan drug exclusivity would not be relevant to a final approval decision for LUMRYZ. See “Risk Factors”. In an effort to expedite the time between a potential final approval of LUMRYZ and product availability, we are advancing our preparations for the commercial launch of LUMRYZ, which we expect to occur late in the second quarter or sometime in the third quarter of 2023, subject to receiving final approval by the FDA.

With respect to clinical data generated for LUMRYZ, we conducted a Phase 3 clinical trial of LUMRYZ, or the “REST-ON trial, which was a randomized, double-blind, placebo-controlled study that enrolled 212 patients who received at least one dose of LUMRYZ or placebo, and was conducted in clinical sites in the U.S., Canada, Western Europe and Australia. The last patient’s last visit was completed at the end of the first quarter of 2020, and positive top line data from the REST-ON trial was announced on April 27, 2020. Patients who received 9 grams of once-at-bedtime LUMRYZ, the highest dose administered in the trial, demonstrated statistically significant and clinically meaningful improvement compared to placebo across the three co-primary endpoints of the trial: maintenance of wakefulness test, clinical global impression-improvement, and mean weekly cataplexy attacks. The lower doses assessed, 6 grams and 7.5 grams, also demonstrated statistically significant and clinically meaningful improvement on all three co-primary endpoints compared to placebo. We observed the 9 grams dose of once-at-bedtime LUMRYZ to be generally well-tolerated. Adverse reactions commonly associated with sodium oxybate were observed in a small number of patients (nausea 1.3%, vomiting 5.2%, decreased appetite 2.6%, dizziness 5.2%, somnolence 3.9%, tremor 1.3% and enuresis 9%), and 3.9% of the patients who received 9 grams of LUMRYZ discontinued the trial due to adverse reactions.

In July 2020, we announced that the first patient was dosed in our open-label extension /switch study of LUMRYZ as a potential treatment for cataplexy or EDS in patients with narcolepsy, or the RESTORE study. The RESTORE study is examining the long-term safety and maintenance of efficacy of LUMRYZ in patients with narcolepsy who participated in the REST-ON study, as well as dosing and preference data for patients switching from twice-nightly sodium oxybate to once-at-bedtime LUMRYZ, regardless of whether they participated in REST-ON. In May 2021, inclusion criteria were expanded to allow for oxybate naïve patients to enter the study.

New secondary endpoints from the REST-ON trial were presented at the American Academy of Neurology, beginning April 17, 2021. The first poster described LUMRYZ improvements in disturbed nocturnal sleep, or DNS, defined in REST-ON as the number of shifts from stages N1, N2, N3, and rapid eye movement, or REM, sleep to wake and from stages N2, N3, and REM sleep to stage N1. LUMRYZ also decreased the number of nocturnal arousals as measured on polysomnography. Improvements in DNS were further supported by post-hoc analyses demonstrating increased time in deep sleep (N3, also known as slow wave sleep), and less time in N1. A second poster described the statistically significant improvements in the Epworth Sleepiness Scale, both the quality of sleep and the refreshing nature of sleep, and a decrease in sleep paralysis. These clinically relevant improvements were observed for all doses, beginning at week 3, for the lowest 6 g dose, compared to placebo. LUMRYZ did not demonstrate significant improvement for hypnagogic hallucinations compared to placebo.

Additional data supportive of the efficacy findings in REST-ON were presented at the 35th Annual Meeting of the Associated Professional Sleep Societies, a joint meeting of the American Academy of Sleep Medicine and the Sleep Research Society, also known as SLEEP 2021, beginning June 10, 2021. New data included post-hoc analyses demonstrating endpoints improvements, regardless of concomitant stimulant use, in both narcolepsy Type 1 or Type 2. Additionally, a post-hoc analysis showed that LUMRYZ was associated with decreased body mass index compared to placebo, which may be relevant as people with narcolepsy often have co-morbid obesity. In August 2021, the primary results from the REST-ON trial were published by Kushida et al. in the journal SLEEP.

New data was presented at the American College of Chest Physicians annual meeting, beginning October 17, 2021, including additional post-hoc analyses from the REST-ON trial, demonstrating a greater proportion of patients receiving LUMRYZ experienced reductions in weekly cataplexy attacks and improvement in mean sleep latency compared to placebo, as well as the results of a discrete choice experiment, indicating that the overall driver of patient preference between sodium oxybate treatments is a once-at-bedtime, versus twice-nightly, formulation.

In addition, the results of a discrete choice experiment, or DCE, were presented, which showed that once-at-bedtime dosing, when compared to twice-nightly dosing, was the most important attribute driving both patient and clinician preference for overall oxybate product choice, as well as patient quality of life and reduction of patient anxiety/stress; dosing frequency (twice-nightly versus once-at-bedtime) was also viewed as a more important attribute as compared to other attributes assessed, including sodium content. Accompanying the DCE was a background survey for both patients and clinicians, which showed that dosing frequency was noted as a significant stressor by both patients and clinicians. The World Sleep 2022 presentations also included the first presentation of an interim safety analysis from the ongoing RESTORE study, which showed that LUMRYZ has generally been well-tolerated, with some patients receiving therapy for more than 18 months.

We believe LUMRYZ has the potential to demonstrate improved dosing compliance, safety and patient satisfaction over the current standards of care for cataplexy or EDS in patients with narcolepsy.

Our Drug Delivery Technologies

We own drug delivery technologies that address formulation challenges, potentially allowing the development of differentiated drug products for administration in various forms (e.g., capsules, tablets, sachets or liquid suspensions for oral use; or injectables for subcutaneous administration) that could be applied to a broad range of drugs (novel, already-marketed, or off-patent).

A brief discussion of each of our drug delivery technologies is set forth below.

•	MICROPUMP. Our MICROPUMP technology allows for the development of modified release solid, oral dosage formulations of drugs. MICROPUMP-carvedilol and MICROPUMP-aspirin formulations have been approved in the U.S. Further, a version of our MICROPUMP technology is being employed in our investigational LUMRYZ product.

•	LIQUITIME. Our LIQUITIME technology allows for development of modified release oral products in a liquid suspension formulation, which may make such formulations particularly well suited for children and/or patients having issues swallowing tablets or capsules. Although we own this technology, we are currently not pursuing any commercial pharmaceutical drug development opportunities using it.

•	MEDUSA. Our MEDUSA technology allows for the development of modified-release injectable dosage formulations of drugs (e.g., peptides, polypeptides, proteins, and small molecules). Although we own this technology, we are currently not pursuing any commercial pharmaceutical drug development opportunities using it.

Recent Developments

Private Exchanges

On March 29, 2023, we and our indirect wholly-owned subsidiary, Avadel Finance Cayman Limited, a Cayman Islands exempted company, or Avadel Cayman, entered into separate, privately negotiated exchange agreements, or the Exchange Agreements, with certain holders, or Exchange Participants, of our outstanding 4.50% Exchangeable Senior Notes due October 2, 2023,or the 2023 Notes, pursuant to which Avadel Cayman will exchange approximately $96.2 million in aggregate principal amount of the 2023 Notes for an aggregate principal amount of new 6.00% Exchangeable Senior Notes 2027, or the 2027 Notes, to be determined based on the terms of the Exchange Agreements, collectively, the Private Exchange Transactions, in each case, pursuant to the exemption from registration provided by Section 4(a)(2) under the Securities Act. Following the closing of the Private Exchange Transactions, approximately $21.2 million in aggregate principal amount of the Existing Notes will remain outstanding with terms unchanged. The Private Exchange Transactions are expected to close, subject to customary closing conditions, on or after April 3, 2023. Neither the completion of the Private Exchanges nor this offering is contingent on the completion of the other.

We cannot assure you that the Private Exchanges will be completed on the terms described herein, or at all. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy the 2027 Notes being offered in the Private Exchanges. The Private Exchanges are expected to close on or after April 3, 2023, subject to customary closing conditions.

For additional information regarding the Private Exchanges and the terms of the 2027 Notes, please see our Current Report on Form 8-K filed with the SEC on March 29, 2023, which is incorporated herein by reference.

Royalty Financing

On March 29, 2023, the Company, Avadel CNS Pharmaceuticals, LLC, or Avadel CNS, an indirect wholly-owned subsidiary of the Company, and each guarantor party thereto, and RTW Royalty II DAC, or RTW, entered into a Purchase and Sale Agreement, or the Royalty Purchase Agreement, pursuant to which the Avadel CNS sold to RTW the right to receive certain royalty payments from Avadel CNS for a purchase price of up to $75.0 million in cash. RTW will pay Avadel CNS (a) $30.0 million upon (i) amendment of the Company’s existing convertible notes, (ii) receipt of FDA approval of LUMRYZ, (iii) the first shipment of LUMRYZ, or the Tranche 1 Payment, and (iv) other customary closing conditions; and (b) $45.0 million, at the Company’s election, if the Company’s quarterly net revenue equals or exceeds $25.0 million for any single quarter through and including the second quarter of 2024, or the Tranche 2 Payment, subject to customary closing conditions.

Under the Royalty Purchase Agreement, RTW is entitled to receive royalties at a rate of 3.75% on net sales of LUMRYZ if the Tranche 1 Payment is made or 7.50% if both the Tranche 1 and Tranche 2 Payments are made. Under the Royalty Purchase Agreement, Avadel CNS has agreed to specified affirmative and negative covenants, including without limitation covenants regarding periodic reporting of information by Avadel CNS to RTW, audit and inspection covenants, and certain restrictions on the ability of the Company or any of its subsidiaries to incur indebtedness (which restrictions are eliminated after the achievement by RTW of a 2.5x return on its investment).

For additional information regarding Royalty Purchase Agreement, please see our Current Report on Form 8-K filed with the SEC on March 29, 2023, which is incorporated herein by reference.

Corporate Information

We were incorporated on December 1, 2015 as an Irish private limited company, and re-registered as an Irish public limited company, or plc, on November 21, 2016. We are the successor company to Flamel Technologies S.A., a French société anonyme. Our registered address is at 10 Earlsfort Terrace, Dublin 2, Ireland D02 T380 and our phone number is +353-1-901-5201. Our website is www.avadel.com. We do not incorporate the information on or accessible through our website into this prospectus.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates was less than $700 million measured on the last business day of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our ADSs held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, if our annual revenue exceeds $100 million during the most recently completed fiscal year or (ii) the market value of our ADSs held by non-affiliates is greater than $700 million on the last business day of our second fiscal quarter, if our annual revenue was less than $100 million during the most recently completed fiscal year. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making a decision to invest in our ADSs or Series B Preferred Shares. These risks are more fully described in the section titled “Risk Factors” immediately following this prospectus supplement summary. These risks include, among others, the following:

•	Our business is significantly dependent on the successful development, regulatory approval and commercialization of LUMRYZ, also known as FT218, our lead product candidate.
•	Our lead product candidate and future product candidates may not reach the commercial market for a number of reasons.
•	If we are not able to use the 505(b)(2) regulatory approval pathway for the regulatory approval of LUMRYZ or if the FDA requires additional clinical or nonclinical data to support a New Drug Application, or NDA, under Section 505(b)(2) than we previously anticipated, it will likely take significantly longer, cost significantly more and be significantly more complicated to gain FDA approval for LUMRYZ, and in any case may not be successful.
•	We cannot be certain that our lead product candidate, LUMRYZ, or future product candidates will receive marketing approval. Without marketing approval, we will not be able to commercialize our lead product candidate or future product candidates. For instance, marketing approval for LUMRYZ could be delayed due to unexpired orphan drug exclusivity for an approved product in the event the FDA determines LUMRYZ to be the same drug as such approved product, unless we are able to demonstrate LUMRYZ is clinically superior to or not the same drug as such approved product. Moreover, even if we are granted final approval by the FDA, there can be no assurance that third parties will not attempt to delay or prevent commercial launch of LUMRYZ through litigation.
•	LUMRYZ, if granted final approval by the FDA, may not obtain desired regulatory exclusivities, including orphan drug exclusivity.
•	We incurred a net loss in 2022 and we will likely incur a net loss in 2023; if we are not able to achieve profitability in the future, the value of our shares may fall.
•	We will require additional financing, which may not be available on favorable terms or at all, and which may result in dilution of the equity interest of the holders of ADSs.

•	Servicing our 2023 Notes and 2027 Notes may require a significant amount of cash, and we may not have sufficient cash or the ability to raise the funds necessary to settle exchanges of our 2023 Notes and 2027 in cash, repay the 2023 Notes and 2027 at maturity, or repurchase the 2023 Notes and 2027 as required following a fundamental change.
•	The distribution and sale of LUMRYZ, if granted final approval by the FDA, will be subject to significant regulatory restrictions, including the requirements of a Risk Evaluation and Mitigation Strategy and safety reporting requirements, and these regulatory requirements will subject us to risks and uncertainties, any of which could negatively impact sales of LUMRYZ.
•	Disruptions at the FDA, the U.S. Drug Enforcement Administration and other government agencies caused by funding shortages or global health concerns could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.
•	We rely, and intend to continue to rely, on single source providers for the development, manufacture and supply of LUMRYZ, and if we experience problems with those suppliers, or they fail to comply with applicable regulatory requirements or to supply sufficient quantities at acceptable quality levels or prices, or at all, our business would materially and adversely affected.
•	If we cannot adequately protect our intellectual property and proprietary information, we may be unable to effectively compete.
•	If we are unable to establish effective sales, marketing and distribution capabilities, or enter into agreements with third parties to market, sell and distribute LUMRYZ, if granted final approval by the FDA, our business, results of operations, financial condition and prospects will be materially adversely affected.
•	COVID-19 may materially and adversely affect our business and our financial results.
•	We may become involved in lawsuits to protect our products and/or enforce our patents or other intellectual property, which could be expensive, time consuming and unsuccessful.
•	The price of ADSs representing our ordinary shares has been volatile and may continue to be volatile.

The offering

ADSs offered by us	10,000,001 ADSs.
Series B Preferred Shares offered by us	4,705,882 Series B Preferred Shares.
Option to purchase additional ADSs	We have granted the underwriters an option for a period of 30 days to purchase up to 2,205,882 additional ADSs.
ADSs to be outstanding after this offering	72,878,014 ADSs (75,083,896 shares if the underwriters exercise in full their option to purchase additional ADSs).
Ordinary shares to be outstanding after this offering	72,878,014 shares (75,083,896 shares if the underwriters exercise in full their opinion to purchase additional ADSs).
Series B Preferred Shares to be outstanding after this offering	4,705,882 Shares.
Conversion	Our Series B Preferred Shares are convertible, from time to time at the option of the holder thereof, into one ordinary share, except that a holder will be prohibited from converting shares of Series B Preferred Shares into ordinary shares if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 9.99% of the total number of ordinary shares then issued and outstanding.
Liquidation Preference	In the event of our liquidation, dissolution or winding up, our assets available for distribution shall be distributed among the holders of the Series A Preferred Shares, Series B Preferred Shares and ordinary shares, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to ordinary shares.
Voting rights	Series B Preferred Shares will generally have no voting rights, provided that, except as required by law, the consent of the holders of a majority of the outstanding shares of Series B Preferred Shares will be required to amend the terms of the Series B Preferred Shares if such amendment would adversely affect the Series B Preferred Shares.
Dividends	Series B Preferred Shares will be entitled to receive dividends at a rate equal to (on an as-if-converted-to-ordinary share basis), and in the same form and manner as, dividends actually paid on ordinary shares and Series B Preferred Shares.
Depositary	The Bank of New York Mellon.
Use of proceeds	Our management will retain broad discretion regarding the allocation and use of the net proceeds. We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, for general corporate purposes which may include: obtaining final FDA approval of LUMRYZ; preparation for and commercialization of our lead product candidate, LUMRYZ; business development activities; research and development and clinical development to support the advancement of additional product candidates and the expansion of our product candidate pipeline; repayment of our outstanding debt obligations, including under our 2023 Notes and 2027 Notes and other debt obligations the Company may incur in the future; hiring of additional personnel; capital expenditures; and operating as a public company. See “Use of Proceeds” beginning on page S-17 of this prospectus supplement.

Risk factors	This investment involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” beginning on page S-10 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2022, as well as those risk factors in the other the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider carefully before deciding to purchase shares of our ADSs or Series B Preferred Shares.
Nasdaq Global Market symbol	“AVDL”
Listing	There is no established public trading market for the Series B Preferred Shares, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series B Preferred Shares on The Nasdaq Global Market or on any national securities or other nationally recognized trading system.

There were no Series B Preferred Shares outstanding as of December 31, 2022.

The number of ordinary shares to be outstanding after this offering is based on 62,878,013 ordinary shares outstanding on December 31, 2022 and excludes:

•	9,304,327 ordinary shares issuable upon the exercise of share options outstanding as of December 31, 2022, at a weighted average exercise price of $6.67 per share;

•	56,354 ordinary shares issuable upon the vesting of restricted shares outstanding as of December 31, 2022;

•	611,650 ordinary shares reserved for future issuance under our 2020 Omnibus Incentive Compensation Plan as of December 31, 2022;

•	140,216 ordinary shares reserved for future issuance under our 2017 Omnibus Incentive Compensation Plan as of December 31, 2022;

•	780,837 ordinary shares reserved for future issuance under our 2017 Avadel Employee Share Purchase Plan as of December 31, 2022;

•	1,277,500 ordinary shares reserved for future issuance under our 2021 Inducement Plan as of December 31, 2022;

•	487,614 ordinary shares issuable upon conversion of our Series A Non-Voting Convertible Preferred Shares; and

•	10,880,146 shares issuable upon any exchange of the 2023 Notes.

If the underwriters’ option is exercised in full, we will issue and sell an additional 2,205,882 ADSs and will have 75,083,896 ordinary shares outstanding after the offering.

Except as otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise by the underwriters of their option;

•	no conversion of the Series B Preferred Shares that we are offering in this offering in lieu of ADSs to certain investors; and

•	no exercise or conversion of the outstanding options, notes and warrants above, no grant of additional equity awards;

•	does not give effect to the Private Exchanges; and

•	no sales of ADSs under our “at the market” equity offering program with Jefferies LLC, after December 31, 2022.

Risk factors

An investment in the ADSs, Series B Preferred Shares and our ordinary shares involves a high degree of risk. Before deciding whether to invest in the ADSs, Series B Preferred Shares and our ordinary shares, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including (i) our most recent annual report on Form 10-K for the year ended December 31, 2022 which is on file with the SEC and is incorporated herein by reference and (ii) other documents we file with the SEC (including Current Reports on Form 8-K) that are deemed incorporated by reference into this prospectus supplement. Any of these risks could seriously harm our business, financial condition, results of operations or cash flow, resulting in the decline of the trading price of ADSs and a loss of all or part of your investment.

Risks Related to This Offering and Other Matters

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have not designated the amount of net proceeds we will use for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or our market value. See “Use of Proceeds” for a description of our management’s intended use of the proceeds from this offering.

You will experience immediate dilution in the book value per share of the ADSs or Series B Preferred Shares you purchase.

Because the price per share of the ADSs being offered is substantially higher than the book value per share of ADSs, you will suffer substantial dilution in the net tangible book value of the ADSs you purchase in this offering. Based on the public offering price of  $8.50 per ADS, if you purchase ADSs in this offering, you will suffer immediate and substantial dilution of  $7.48 per ADS compared to the net tangible book value of ADSs as of December 31, 2022. To the extent outstanding options and other securities are exercised or converted into ordinary shares or ADSs, you will experience significant additional dilution. See “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

If the price of ADSs fluctuates, purchasers of the ADSs could incur substantial losses.

The market price of ADSs has fluctuated significantly and may continue to fluctuate significantly in response to factors that are beyond our control. The stock market in general has from time to time experienced extreme price and volume fluctuations, and the biotechnology sector in particular has experienced extreme price and volume fluctuations. The market prices of securities of pharmaceutical and biotechnology companies have been extremely volatile, and have experienced fluctuations that often have been unrelated or disproportionate to the clinical development progress or operating performance of these companies, including as a result of adverse development events. These broad market and sector fluctuations have resulted and could in the future result in extreme fluctuations in the price of our ordinary shares, which could cause purchasers of our ordinary shares to incur substantial losses.

Sales of additional ADSs, including by us or our directors and officers following expiration or early release of the 90-day lock-up, could cause the price of ADSs to decline.

Sales of substantial amounts of ADSs in the public market, or the availability of such ADSs for sale, by us or others, including the issuance of ADSs upon exercise of outstanding options or warrants, could adversely affect the price of ADSs. In connection with this offering, we and our directors and officers have entered into lock-up agreements for a period of 90 days following this offering, subject to certain exceptions. We and our directors and officers may be released from lock-up prior to the expiration of the lock-up period at the discretion of Jefferies LLC or make sales that otherwise comply with the carveouts contained therein. See “Underwriting” on page S-28 below. For example, our lock-up contains a carveout which permits us to continue to make sales pursuant to our “at the market offering” program that we entered into with Jefferies LLC. Upon expiration or earlier release of the lock-up, we and our directors and officers may sell additional ADSs into the market, which could adversely affect the market price of ADSs. Sales of a substantial number of such ADSs upon expiration of the lock-up agreements or in accordance with the carveouts contained therein, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your ordinary shares at a time and price that you deem appropriate.

We may require additional financing, which may not be available on favorable terms or at all, and which may result in dilution of the equity interest of the holders of ADSs.

We may require additional financing to fund the development of future product candidates or acquisition of new products and businesses. We may consume available resources more rapidly than currently anticipated, resulting in the need for additional funding. Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize LUMRYZ, if approved. If we cannot obtain financing when needed, or obtain it on favorable terms, we may be required to curtail our plans to continue to develop new product candidates. Other factors that will affect future capital requirements and may require us to seek additional financing include:

•	regulatory decisions related to the approval and commercialization of our lead product candidate or future product candidates;

•	the development and acquisition of new product candidates; and

•	the progress of our research and product development programs.

If adequate funds are not available, we may be required to significantly reduce or refocus our product development efforts, resulting in increased costs. Alternatively, to obtain needed funds for acquisitions or operations, we may seek to issue additional ADSs representing our ordinary shares, or issue equity-linked debt, or we may choose to issue preferred shares, in either case through public or private financings. Additional funds may not be available on terms that are favorable to us and, in the case of such equity financings, may result in dilution to the holders of ADSs. We could also be required to seek funds through arrangements with collaborative partners and we may be required to relinquish rights to some of our product candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects.

If securities analysts do not publish research or reports about our business or if they publish negative evaluations of the ADSs, the price of ADSs could decline.

The trading market for ADSs relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not have control over these analysts. There can be no assurance that existing analysts will continue to provide research coverage or that new analysts will begin to provide research coverage. Although we have obtained analyst coverage, if one or more of the analysts covering our business downgrade their evaluations of the ADSs, the price of ADSs could decline. If one or more of these analysts cease to cover the ADSs, we could lose visibility in the market for the ADSs, which in turn could cause the ADS price to decline.

We currently do not intend to pay dividends and cannot assure the holders of ADSs or Series B Preferred Shares that we will make dividend payments in the future.

We have never declared or paid a cash dividend on any of our ordinary shares and do not anticipate declaring cash dividends in the foreseeable future. Declaration of dividends will depend upon, among other things, future earnings, if any, the operating and financial condition of our business, our capital requirements, general business conditions and such other factors as our Board of Directors deems relevant.

Irish law differs from the laws in effect in the United States and might afford less protection to the holders of ADSs.

Holders of ADSs could have more difficulty protecting their interests than would the shareholders of a U.S. corporation. As an Irish company, we are governed by Irish law, including the Irish Companies Act 2014 and the Irish Takeover Rules, which differs in some significant, and possibly material, respects from provisions set forth in various U.S. state laws applicable to U.S. corporations and their shareholders, including provisions relating to interested directors, mergers and acquisitions, takeovers, shareholder lawsuits and indemnification of directors.

The duties of directors and officers of an Irish company are generally owed to the company only. Therefore, under Irish law shareholders of Irish companies do not generally have a right to commence a legal action against directors or officers and may only do so in limited circumstances. Directors of an Irish company must act with due care and skill, honestly and in good faith with a view to the best interests of the company. Directors must not put themselves in a position in which their duties to the company and their personal interests conflict and must disclose any personal interest in any contract or arrangement with the company or any of our subsidiaries. A director or officer can be held personally liable to the company in respect of a breach of duty to the company.

Judgments of United States courts, including those predicated on the civil liability provisions of the federal securities laws of the United States, may not be enforceable in Irish courts.

An investor in the U.S. may find it difficult to:

•	effect service of process within the U.S. against us and our non-U.S. resident directors and officers;

•	enforce United States court judgments based upon the civil liability provisions of the United States federal securities laws against us and our non-U.S. resident directors and officers in Ireland; or

•	bring an original action in an Irish court to enforce liabilities based upon the U.S. federal securities laws against us and our non-U.S. resident directors and officers.

Holders of ADSs have fewer rights than shareholders and have to act through the depositary to exercise those rights.

Holders of ADSs do not have the same rights as shareholders and, accordingly, cannot exercise rights of shareholders against us. The Bank of New York Mellon, as depositary, or the Depositary, is the registered shareholder of the deposited shares underlying the ADSs. Therefore, holders of ADSs will generally have to exercise the rights attached to those shares through the Depositary. We intend to use reasonable efforts to request that the Depositary notify the holders of ADSs of upcoming votes and ask for voting instructions from them. If a holder fails to return a voting instruction card to the Depositary by the date established by the Depositary for receipt of such voting instructions, or if the Depositary receives an improperly completed or blank voting instruction card, or if the voting instructions included in the voting instruction card are illegible or unclear, then such holder may be deemed to have instructed the Depositary to give a discretionary proxy to a person designated by us to vote such shares.

U.S. Holders of ordinary shares, Series B Preferred Shares or ADSs may suffer adverse U.S. tax consequences if we are classified as a passive foreign investment company.

Generally, if, for any taxable year, at least 75% of our gross income is passive income, or at least 50% of the value of our assets is attributable to assets that produce passive income or are held for the production of passive income, including cash, we would be characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. For purposes of these tests, passive income includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business. Our status as a PFIC depends on the composition of our income and the composition and value of our assets (for which purpose the total value of our assets may be determined in part by the market value of the ordinary shares or ADSs, which are subject to change) from time to time.

We believe that we were not a PFIC for the taxable year ending December 31, 2022 and, based on the expected value of our assets, including any goodwill, and the expected nature and composition of our income and assets, we do not anticipate that we will be a PFIC for our current taxable year. However, to determine whether we are a PFIC for any taxable year, a separate determination must be made after the close of that taxable year. As a result, our PFIC status may change from year to year, and we may be classified as a PFIC currently or in the future. Because of the uncertainties involved in determining our PFIC status for any taxable year, there can be no assurance regarding whether we currently are treated as a PFIC, or may be treated as a PFIC in the future. If we are characterized as a PFIC, U.S. Holders (as defined in the section below titled “Material U.S. Federal Income Tax Considerations for U.S. Holders”) of ordinary shares, Series B Preferred Shares or ADSs may suffer materially adverse tax consequences, including having gains realized on the sale of ordinary shares, Series B Preferred Shares or ADSs treated as ordinary income, rather than capital gain, the loss of the preferential rate applicable to dividends received on ordinary shares, Series B Preferred Shares or ADSs by individuals who are U.S. Holders, and having interest charges apply to distributions by us and the proceeds of sales of ordinary shares, Series B Preferred Shares or ADSs. See “Material U.S. Federal Income Tax Considerations for U.S. Holders—PFIC rules”

Certain U.S. Holders that own 10 percent or more of the vote or value of ordinary shares, Series B Preferred Shares or ADSs may suffer adverse U.S. tax consequences because our non-U.S. subsidiaries are expected to be classified as controlled foreign corporations.

Each ‘‘Ten Percent Shareholder’’ (as defined below) in a non-U.S. corporation that is classified as a ‘‘controlled foreign corporation,’’ or a CFC, for U.S. federal income tax purposes generally is required to include in income for U.S. federal tax purposes such Ten Percent Shareholder’s pro rata share of the CFC’s ‘‘Subpart F income’’ and investment of earnings in U.S. property, even if the CFC has made no distributions to its shareholders. Subpart F income generally includes dividends, interest, rents, royalties, ‘‘global intangible low-taxed income,’’ gains from the sale of securities and income from certain transactions with related parties. In addition, a Ten Percent Shareholder that realizes gain from the sale or exchange of shares in a CFC may be required to classify a portion of such gain as dividend income rather than capital gain. A non-U.S. corporation generally will be classified as a CFC for U.S. federal income tax purposes if Ten Percent Shareholders own, directly or indirectly, more than 50% of either the total combined voting power of all classes of stock of such corporation entitled to vote or of the total value of the stock of such corporation. A ‘‘Ten Percent Shareholder’’ is a U.S. person (as defined by the U.S. Internal Revenue Code of 1986, as amended (the “Code”) who owns or is considered to own 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of such corporation.

We believe that we were not a CFC in the 2022 taxable year, but that our non-U.S. subsidiaries were CFCs in the 2022 taxable year. We anticipate that our non-U.S. subsidiaries will remain CFCs in the 2023 taxable year, and it is possible that we may become a CFC in the 2023 taxable year or in a subsequent taxable year. The determination of CFC status is complex and includes attribution rules, the application of which is not entirely certain. U.S. Holders should consult their own tax advisors with respect to the potential adverse U.S. tax consequences of becoming a Ten Percent Shareholder in a CFC, including the possibility and consequences of becoming a Ten Percent Shareholder in one or more of our non-U.S. subsidiaries that are anticipated to be treated as CFCs. If we are classified as both a CFC and a PFIC, we generally will not be treated as a PFIC with respect to those U.S. Holders that meet the definition of a Ten Percent Shareholder during the period in which we are a CFC, subject to certain exceptions.

There is no public market for our Series B Preferred Shares.

There is no established public trading market for our Series B Preferred Shares, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series B Preferred Shares on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Series B Preferred Shares will be limited.

Except for the right to participate in certain dividends and distributions, holders of the Series B Preferred Shares will have no rights as ordinary shareholders until such holders convert their Series B Preferred Shares and acquire our ordinary shares.

Until holders Series B Preferred Shares convert their Series B Preferred Shares and acquire ordinary shares, except for the right to participate in certain dividends and distributions, such holders will have no rights with respect to the ordinary shares underlying such Series B Preferred Shares. Upon conversion of the Series B Preferred Shares, the holders will be entitled to exercise the rights of an ordinary shareholder only as to matters for which the record date occurs after the conversion date.

Significant holders or beneficial holders of shares of our ordinary shares may not be permitted to convert the Series B Preferred Shares that they hold.

A holder of Series B Preferred Shares will not be entitled to convert any Series B Preferred Shares that, upon giving effect to such conversion, would cause: (i) the aggregate number of shares of our ordinary shares beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the number of shares of our ordinary shares immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 9.99% of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series B Preferred Shares. As a result, you may not be able to exercise your right to convert the Series B Preferred Shares into ordinary shares at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your Series B Preferred Shares to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions.

The Private Exchanges and any adjustments by made by Exchange Participants to their hedging positions in our ADSs in connection with the Private Exchanges may affect the value of our ADSs.

On March 29, 2023 we and Avadel Cayman entered into separate, privately negotiated exchange agreements with certain holders of Avadel Cayman’s outstanding 2023 Notes pursuant to which Avadel Cayman will exchange approximately $96.2 million in aggregate principal amount of the 2023 Notes for an amount of new 2027 Notes to be determined based on the terms of the Exchange Agreements. These exchanges could increase (or reduce the size of any decrease in) the market price of our ADSs. This activity could also affect the pricing of the 2027 Notes and the aggregate principal amount of 2027 Notes issued pursuant to the Exchange Agreements.

Any buying or selling of our ADSs by Exchange Participants to adjust their hedging positions in connection with this offering or the Exchanges or in the future may affect the market price of our ADSs.

In addition, the existence of the 2027 Notes may also encourage short selling of our ADSs by market participants because the Private Exchanges could depress the price of our ADSs. The price of our ADSs could be affected by possible sales of our ADSs by investors who view the 2027 Notes as a more attractive means of equity participation in our business and by hedging or arbitrage trading activity which we expect to occur involving our ADSs.

Cautionary statement regarding forward-looking statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”

This prospectus supplement and the accompanying prospectus contain forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	Our reliance on a single lead product candidate, LUMRYZ, also known as FT218;
•	Our ability to obtain final approval from the FDA to commercialize LUMRYZ, including any delays in a final approval to launch;
•	The ability of LUMRYZ, if granted final approval by the FDA, to be successfully commercialized and gain market acceptance;
•	Our ability to enter into strategic partnerships for the commercialization, manufacturing and distribution of LUMRYZ, if granted final approval by the FDA;
•	Our dependence on a limited number of suppliers for the manufacturing of LUMRYZ and certain raw materials used in LUMRYZ and any failure of such suppliers to deliver sufficient quantities of these raw materials, which could have a material adverse effect on our business;
•	Our ability to finance our operations on acceptable terms, either through the raising of capital, the incurrence of convertible or other indebtedness, issuance of equity, royalty-based financings, or through strategic financing or commercialization partnerships;
•	Our expectations about the potential market size and market participation for LUMRYZ, if granted final approval by the FDA;
•	Our expectations regarding litigation related to LUMRYZ;
•	Our expectations regarding the timing and results of our cost structure optimization efforts, including the estimated charges and costs expected to be incurred and projected cost savings in connection with such cost structure optimization efforts;
•	Our expectations regarding our cash runway lasting to a potential final FDA approval of our NDA for LUMRYZ;
•	Our ability to continue to service our 2023 Notes and 2027 Notes, including making the ongoing interest payments on the 2023 Notes and 2027 Notes, settling exchanges of the 2023 Notes and 2027 Notes in cash or completing any required repurchases of the 2023 Notes and 2027 Notes;
•	The potential impacts of COVID-19, inflation and rising interest rates on our business and future operating results;
•	Our ability to hire and retain key members of our leadership team and other personnel;
•	Competition existing today or that may arise in the future;
•	Our expectations related to the use of proceeds from this offering; and
•	Other risks and uncertainties, including those listed under the caption entitled “Risk Factors.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties and other factors more fully discussed in the “Risk Factors” section in this prospectus, the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC which are incorporated by reference herein. Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

Use of proceeds

We estimate that the net proceeds from the sale of  $10,000,001 ADSs and 4,705,882 Series B Preferred Shares that we are offering will be approximately $116,970,005.17 million, or approximately $134,595,002.35 million if the underwriters exercise in full their option to purchase 2,205,882 additional ADSs, based on the public offering price of  $8.50 per ADS and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, for general corporate purposes unless otherwise indicated in any applicable prospectus supplement. General corporate purposes may include: obtaining final FDA approval of LUMRYZ; preparation for and commercialization of our lead product candidate, LUMRYZ; business development activities; research and development and clinical development to support the advancement of additional product candidates and the expansion of our product candidate pipeline; repayment of our outstanding debt obligations, including under our 2023 Notes and 2027 Notes and other debt obligations the Company may incur in the future; hiring of additional personnel; capital expenditures; and operating as a public company. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the use of net proceeds.

Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including our ability to access additional financing, the relative success and cost of our research and development programs and commercialization efforts, and whether we are able to enter into future licensing arrangements. In addition, we might decide to postpone, scale down or not pursue certain clinical or commercial activities if the net proceeds from this offering, and any other sources of cash are less than expected.

Dilution

Our net tangible book value as of December 31, 2022 was approximately $(38.0) million, or $(0.60) per ADS. Net tangible book value per ADS is determined by dividing our total tangible assets, less total liabilities, by the number of our ordinary shares outstanding as of December 31, 2022. Dilution in net tangible book value per ADS represents the difference between the amount per ADS paid by purchasers of ADSs in this offering and the net tangible book value per share of the ADSs immediately after this public offering.

After giving effect to the sale of  10,000,001 ADSs in this offering at a public offering price of  $8.50 per ADS (excluding ADSs which may ultimately be issued upon conversion of the Series B Preferred Shares or any resulting accounting associated therewith) after deducting the underwriting discounts and commissions and offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2022 would have been approximately $79.0 million, or $1.02 per ADS. This represents an immediate increase in net tangible book value of  $1.62 per ADS to existing shareholders and immediate dilution in net tangible book value of  $7.48 per ADS to investors purchasing the ADSs or Series B Preferred Shares in this offering. The following table illustrates this dilution on a per ADS basis:

Public offering price per ADS		$8.50
Net tangible book value per ADS as of December 31, 2022	$(0.60)
Increase per ADS attributable to investors in this offering	$1.62
As adjusted net tangible book value per ADS after giving effect to this offering		$1.02
Dilution per ADS to investors in this offering		$7.48

If the underwriters exercise in full their option to purchase 2,205,882 additional ADSs at the public offering price of  $8.50 per ADS, the as adjusted net tangible book value after this offering would be $1.21 per ADS, representing an increase in net tangible book value of  $1.81 per ADS to existing shareholders and immediate dilution in net tangible book value of  $7.29 per ADS to investors purchasing the ADSs or Series B Preferred Shares in this offering.

The number of ordinary shares to be outstanding after this offering is based on 62,878,013 ordinary shares outstanding on December 31, 2022 and excludes:

•	any conversion of the Series B Preferred Shares we are offering in lieu of our ADSs to certain investors;

•	9,304,327 ordinary shares issuable upon the exercise of share options outstanding as of December 31, 2022, at a weighted average exercise price of $6.67 per share;

•	56,354 ordinary shares issuable upon the vesting of restricted shares outstanding as of December 31, 2022;

•	611,650 ordinary shares reserved for future issuance under our 2020 Omnibus Incentive Compensation Plan as of December 31, 2022;

•	140,216 ordinary shares reserved for future issuance under our 2017 Omnibus Incentive Compensation Plan as of December 31, 2022;

•	780,837 ordinary shares reserved for future issuance under our 2017 Avadel Employee Share Purchase Plan as of December 31, 2022;

•	1,277,500 ordinary shares reserved for future issuance under our 2021 Inducement Plan as of December 31, 2022;

•	487,614 ordinary shares issuable upon conversion of our Series A Non-Voting Convertible Preferred Shares; and

•	10,880,146 shares issuable upon any exchange of the 2023 Notes.

To the extent that outstanding options or other securities are exercised or converted into ordinary shares or ADSs, investors purchasing the ADSs in this offering will experience significant further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

Description of Series B preferred shares

We are offering Series B Non-Voting Convertible Preferred Shares. The ordinary shares, which may be deposited for delivery of ADSs, issued upon conversion of the Series B Preferred Shares offered by this prospectus supplement are described in the accompanying prospectus under the heading “Description of Share Capital.” The following description of our share capital does not purport to be complete and is subject to, and qualified in its entirety by, our memorandum and articles of association (the “Avadel Constitution”), Certificate of Designation of Series B Non-Voting Convertible Preferred Shares, and by applicable law.

Series B Convertible Non-Voting Preferred Shares

The Avadel Constitution empowers our Board of Directors to issue up to 50,000,000 preferred shares from time to time in one or more classes or series. Subject to share allotment authorities being in place, our Board of Directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares, unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of other classes or series of preferred shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law. Our Board of Directors has designated 4,705,882 of the 50,000,000 authorized preferred shares as Series B Non-Voting Convertible Preferred Shares.

Conversion. Our Series B Non-Voting Convertible Preferred Shares have a nominal value of $0.01 per share and are convertible, from time to time at the option of the holder thereof, into one ordinary share, except that a holder will be prohibited from converting shares of Series B Non-Voting Convertible Preferred Shares into ordinary shares if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than 9.99% of the total number of ordinary shares then issued and outstanding.

Liquidation Preference. In the event of our liquidation, dissolution or winding up, our assets available for distribution shall be distributed among the holders of the Series A Preferred Shares, Series B Preferred Shares and ordinary shares, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to ordinary shares.

Voting. Series B Preferred Shares prior to their conversion to ordinary shares will generally have no voting rights, provided that, except as required by law, the consent of the holders of a majority of the outstanding shares of Series B Preferred Shares will be required to amend the terms of the Series B Preferred Shares if such amendment would adversely affect the Series B Preferred Shares.

Dividends. Series B Preferred Shares will be entitled to receive dividends at a rate equal to (on an as-if-converted-to-ordinary share basis), and in the same form and manner as, dividends actually paid on ordinary shares and Series A Preferred Shares.

Redemption. Series B Preferred Shares are not entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Listing. There is no established public trading market for the Series B Preferred Shares, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series B Preferred Shares on The Nasdaq Global Market or on any national securities or other nationally recognized trading system.

Anti-Takeover Provisions. See “Description of Share Capital - Anti-Takeover Provisions of Irish Law” in the accompanying prospectus.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS

The following is a description of the material U.S. federal income tax consequences to “U.S. Holders”, as defined below, of owning and disposing of our ordinary shares, Series B Preferred Shares, or ADSs. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire securities. This discussion applies only to a U.S. Holder that is an initial purchaser of the ordinary shares, Series B Preferred Shares, or ADSs pursuant to this offering and that holds ordinary shares, Series B Preferred Shares, or ADSs as a capital asset for tax purposes (generally, property held for investment). In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, estate tax consequences, alternative minimum tax consequences, the potential application of the Medicare contribution tax, and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	banks, insurance companies, and certain other financial institutions;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	dealers or traders in securities who use a mark-to-market method of tax accounting;

•	persons holding ordinary shares, Series B Preferred Shares, or ADSs as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to ordinary shares, Series B Preferred Shares, or ADSs;

•	persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. Dollar;

•	brokers, dealers or traders in securities, commodities or currencies;

•	tax-exempt entities or government organizations;

•	S corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies or real estate investment trusts;

•	persons who acquired ordinary shares, Series B Preferred Shares, or ADSs pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons holding ordinary shares, Series B Preferred Shares, or ADSs in connection with a trade or business, permanent establishment, or fixed base outside the United States; and

•	persons owning (directly, indirectly or through attribution) 10% or more, by voting power or value of outstanding ordinary shares (including underlying ordinary shares represented by ADSs) or Series B Preferred Shares.

If an entity or agreement that is classified as a partnership for U.S. federal income tax purposes holds ordinary shares, Series B Preferred Shares, or ADSs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding ordinary shares, Series B Preferred Shares, or ADSs and partners in such partnerships are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of ordinary shares, Series B Preferred Shares, or ADSs.

The discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury Regulations, and the income tax treaty between Ireland and the United States (the “Treaty”), all as of the date hereof, all of which are subject to differing interpretations and/or change, which may affect the tax consequences described herein - possibly with retroactive effect.

A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of ordinary shares, Series B Preferred Shares, or ADSs and is:

I.        an individual who is a citizen or individual resident of the United States;

II.       a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

III.     an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

IV.     a trust if  (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. Generally, a holder of an ADS should be treated for U.S. federal income tax purposes as holding the ordinary shares represented by the ADS. Accordingly, no gain or loss will be recognized upon an exchange of ADSs for ordinary shares.

PERSONS CONSIDERING AN INVESTMENT IN ORDINARY SHARES, SERIES B PREFERRED SHARES, OR ADSs SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE ORDINARY SHARES, SERIES B PREFERRED SHARES, OR ADSs, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS.

PFIC rules

If we are classified as a PFIC in any taxable year, a U.S. Holder will be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:

•	at least 75% of its gross income is passive income (such as interest income); or

•	at least 50% of its gross assets (determined on the basis of a quarterly average) is attributable to assets that produce passive income or are held for the production of passive income.

We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation, the equity of which we own, directly or indirectly, 25% or more (by value).

We believe that we were not a PFIC for the taxable year ending December 31, 2022 and, based on the expected value of our assets, including any goodwill, and the expected nature and composition of our income and assets, we do not anticipate that we will be a PFIC for our current taxable year. To determine whether we are a PFIC for any taxable year, a separate determination must be made after the close of that taxable year. As a result, our PFIC status may change from year to year, and we may be classified as a PFIC currently or in the future. The total value of our assets for purposes of the asset test may be determined in part by the market price of the ordinary shares or ADSs, which may fluctuate considerably. Fluctuations in the market price of the ordinary shares or ADSs may result in our being a PFIC for any taxable year. Because of the uncertainties involved in determining our PFIC status for any taxable year, there can be no assurance regarding whether we currently are treated as a PFIC, or may be treated as a PFIC in the future.

If we are classified as a PFIC in any year with respect to which a U.S. Holder owns the ordinary shares, Series B Preferred Shares, or ADSs, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the ordinary shares, Series B Preferred Shares, or ADSs, regardless of whether we continue to meet the tests described above unless we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election under the PFIC rules. If the “deemed sale” election is made, a U.S. Holder will be deemed to have sold the ordinary shares, Series B Preferred Shares, or ADSs the U.S. Holder holds at their fair market value and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder’s ordinary shares, Series B Preferred Shares, or ADSs with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the ordinary shares, Series B Preferred Shares, or ADSs. U.S. Holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if we cease to be a PFIC and such election becomes available.

For each taxable year we are treated as a PFIC with respect to U.S. Holders, U.S. Holders will be subject to special tax rules with respect to any “excess distribution” such U.S. Holder receives and any gain such U.S. Holder recognizes from a sale or other disposition (including, under certain circumstances, a pledge) of ordinary shares, Series B Preferred Shares, or ADSs, unless (i) the U.S. Holder makes a Qualified Electing Fund Election, or QEF Election, with respect to all taxable years during such U.S. Holder’s holding period in which we are a PFIC or (ii) our ordinary shares, Series B Preferred Shares, or ADSs constitute “marketable” securities, and such U.S. Holder makes a mark-to-market election as discussed below. Distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions a U.S. Holder received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the ordinary shares, Series B Preferred Shares, or ADSs will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or gain will be allocated ratably over a U.S. Holder’s holding period for the ordinary shares, Series B Preferred Shares, or ADSs;

•	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

•	the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares, Series B Preferred Shares, or ADSs cannot be treated as capital, even if a U.S. Holder holds the ordinary shares, Series B Preferred Shares, or ADSs as capital assets.

In addition, if we are a PFIC, a U.S. Holder will generally be subject to similar rules with respect to distributions we receive from, and our dispositions of the stock of, any of our direct or indirect subsidiaries that also are PFICs, as if such distributions were indirectly received by, and/or dispositions were indirectly carried out by, such U.S. Holder. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to our subsidiaries.

If we determine that we are a PFIC for any taxable year, we currently expect that we would provide the information necessary for U.S. Holders to make a QEF Election. If a U.S. Holder makes a valid and timely QEF Election, the U.S. Holder will not be subject to the default PFIC rules described above. Instead, for each taxable year to which the election applies, the U.S. Holder will be subject to U.S. federal income tax on its pro rata share of our net capital gain and ordinary earnings, regardless of whether such amounts are actually distributed in that year or any later year.

U.S. Holders can avoid the interest charge on excess distributions or gain relating to the ordinary shares, Series B Preferred Shares, or ADSs by making a mark-to-market election with respect to the ordinary shares, Series B Preferred Shares, or ADSs, provided that the ordinary shares, Series B Preferred Shares, or ADSs are “marketable.” Ordinary shares, Series B Preferred Shares, or ADSs will be marketable if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, the ordinary shares, Series B Preferred Shares, or ADSs will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. ADSs are currently listed on The Nasdaq Global Market, which is a qualified exchange for these purposes. Consequently, if ADSs remain listed on The Nasdaq Global Market and are regularly traded, and you are a holder of ADSs, we expect the mark-to-market election would be available to U.S. Holders with respect to ADSs if we are a PFIC. We do not intend to list the Series B Preferred Shares on The Nasdaq Global Market or any other qualified exchange, and therefore we do not expect the mark-to-market election to be available to U.S. Holders with respect to Series B Preferred Shares if we are a PFIC. Each U.S. Holder should consult its tax advisor as to the whether a mark-to-market election is available or advisable with respect to the ordinary shares, Series B Preferred Shares, or ADSs.

A U.S. Holder that makes a mark-to-market election must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of the ordinary shares or ADSs at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the ordinary shares or ADSs. An electing holder may also claim an ordinary loss for the excess, if any, of the U.S. Holder’s adjusted basis in the ordinary shares, Series B Preferred Shares, or ADSs over the fair market value of the ordinary shares or ADSs at the close of the taxable year, but this loss is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of the ordinary shares or ADSs will be treated as ordinary income, and any losses incurred on a sale or other disposition of the shares will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years, and thereafter as capital loss. Once made, the election cannot be revoked without the consent of the Internal Revenue Service, or the IRS, unless the ordinary shares or ADSs cease to be marketable.

However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our ordinary shares or ADSs, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. We have not made any determinations as to whether our subsidiaries or other investments are treated as lower-tier PFICs. U.S. Holders should consult their tax advisors to determine whether any of these elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period. U.S. Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules.

WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE IMPACT OF OUR PFIC STATUS ON YOUR INVESTMENT IN THE ORDINARY SHARES, SERIES B PREFERRED SHARES, OR ADSs AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE ORDINARY SHARES, SERIES B PREFERRED SHARES, OR ADSs.

Taxation of distributions

Subject to the discussion above under “PFIC rules,” distributions paid on ordinary shares, Series B Preferred Shares, or ADSs, other than certain pro rata distributions of ordinary shares, Series B Preferred Shares, or ADSs, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we may not calculate our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at preferential rates applicable to “qualified dividend income” if we are a “qualified foreign corporation” and certain other requirements are met. We will be treated as a “qualified foreign corporation” if either (x) we are eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of these rules and which includes an exchange of information provision, or (y) our ordinary shares, Series B Preferred Shares, or ADSs are readily tradable on an established securities market in the United States and we were not classified as a PFIC for the taxable year in which a dividend is paid or the preceding taxable year. Our ADSs will generally be considered to be readily tradable on an established securities market in the United States if they are listed on The Nasdaq Global Market, as we intend them to be. Our Series B Preferred Shares are not expected to be considered readily tradable on an established securities market in the United States. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code.

Dividends will generally be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in foreign currency will be the U.S. Dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. Dollars. If the dividend is converted into U.S. Dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. Dollars after the date of receipt. Such gain or loss would generally be treated as U.S.-source ordinary income or loss. The amount of any distribution of property other than cash (and other than certain pro rata distributions of ordinary shares, Series B Preferred Shares, or ADSs or rights to acquire ordinary shares, Series B Preferred Shares, or ADSs) will be the fair market value of such property on the date of distribution.

For foreign tax credit limitation purposes, our dividends will generally be treated as passive category income. Subject to applicable limitations, some of which vary depending upon a U.S. Holder’s particular circumstances, Irish income taxes withheld from dividends on the ordinary shares, Series B Preferred Shares, or ADSs at a rate not exceeding the rate provided by the Treaty may be creditable against a U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisors regarding the effect of the receipt of dividends for foreign tax credit limitation purposes. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign taxes, including any Irish income tax withheld from dividends on ADSs, Series B Preferred Shares, or ordinary shares. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued by a taxpayer in a taxable year.

Sale or other taxable disposition of ordinary shares, Series B Preferred Shares, and ADSs

Subject to the discussion above under “PFIC rules,” gain or loss realized on the sale or other taxable disposition of ordinary shares, Series B Preferred Shares, or ADSs will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the ordinary shares, Series B Preferred Shares, or ADSs for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the ordinary shares, Series B Preferred Shares, or ADSs disposed of and the amount realized on the disposition, in each case as determined in U.S. Dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

If the consideration received by a U.S. Holder is not paid in U.S. Dollars, the amount realized will be the U.S. Dollar value of the payment received determined by reference to the spot rate of exchange on the date of the sale or other disposition. However, if the ordinary shares, Series B Preferred Shares, or ADSs are treated as traded on an “established securities market” and you are either a cash basis taxpayer or an accrual basis taxpayer that has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS), you will determine the U.S. Dollar value of the amount realized in a non-U.S. Dollar currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. If you are an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, you will recognize foreign currency gain or loss to the extent of any difference between the U.S. Dollar amount realized on the date of sale or disposition and the U.S. Dollar value of the currency received at the spot rate on the settlement date.

Information reporting and backup withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding on a duly executed Form W-9 or otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Information with respect to foreign financial assets

Certain U.S. Holders who are individuals (and, under regulations, certain entities) may be required to report information relating to the ordinary shares, Series B Preferred Shares, or ADSs, subject to certain exceptions (including an exception for ordinary shares, Series B Preferred Shares, or ADSs held in accounts maintained by certain U.S. financial institutions), by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to their ownership and disposition of the ordinary shares, Series B Preferred Shares, or ADSs.

Certain Material Irish Tax Considerations

The following is a summary of the material Irish tax consequences for certain beneficial holders of our ADSs and Series B Preferred Shares. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this prospectus supplement and correspondence with the Irish Revenue Commissioners. Changes in law and/or administrative practice may result in alteration of the tax considerations described below, possibly with retrospective effect.

The summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and holders of our ADSs or Series B Preferred Shares should consult their own tax advisors about the Irish tax consequences (and the tax consequences under the laws of other relevant jurisdictions) of this offering, including the acquisition, ownership and disposal of our ADSs or Series B Preferred Shares. The summary applies only to shareholders who will own our ADSs or Series B Preferred Shares as capital assets and does not apply to other categories of shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes and shareholders who have, or who are deemed to have, acquired our ADSs or Series B Preferred Shares by virtue of an Irish office or employment (performed or carried on in Ireland).

Tax on Chargeable Gains

The current rate of tax on chargeable gains (where applicable) in Ireland is 33%.

A disposal of our ADSs or Series B Preferred Shares by a shareholder who is not resident or ordinarily resident for tax purposes in Ireland will not give rise to Irish tax on any chargeable gain realized on such disposal unless such ADSs or shares are used, held or acquired for the purposes of a trade or business carried on by such shareholder through a branch or agency in Ireland.

A holder of our ADSs or Series B Preferred Shares who is an individual and who is temporarily non-resident in Ireland may, under Irish anti-avoidance legislation, be liable to Irish tax on any chargeable gain realized on a disposal of our ADSs or Series B Preferred Shares during the period in which such individual is non-resident.

Stamp Duty

The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is generally 1% of the price paid or the market value of the shares acquired, whichever is greater. Where Irish stamp duty arises, it is generally a liability of the transferee and, where it is, such stamp duty will be payable by the transferee.

ADSs

A transfer of our ADSs should not be subject to Irish stamp duty provided the ADSs remain dealt in on the Nasdaq Global Market.

Series B Preferred Shares Held Outside of DTC

A transfer of our Series B Preferred Shares may be subject to Irish stamp duty and, where it is, such stamp duty will be payable by the transferee. It is not expected that our Series B Preferred Shares will be listed on the Nasdaq Global Market or will be eligible for admission into DTC.

Withholding Tax on Dividends

As noted elsewhere in this prospectus supplement, we do not expect to pay dividends for the foreseeable future. To the extent that we do make dividend payments (or other returns to shareholders that are treated as “distributions” for Irish tax purposes), it should be noted that such distributions made by us will, in the absence of one of many exemptions, be subject to Irish dividend withholding tax, which is referred to in this prospectus supplement as DWT, currently at a rate of 25%.

For DWT purposes, a distribution includes any distribution that may be made by us to our shareholders, including cash dividends, non-cash dividends and additional stock taken in lieu of a cash dividend. Where an exemption does not apply in respect of a distribution made to a particular shareholder, we are responsible for withholding DWT prior to making such distribution.

General Exemptions

The following is a general overview of the scenarios where it will be possible for us to make payments of dividends without deduction of DWT.

Irish domestic law provides that a non-Irish resident shareholder is not subject to DWT on dividends received from us if such shareholder is beneficially entitled to the dividend and is either:

•	a person (not being a company) resident for tax purposes in a Relevant Territory (including the United States) and is neither resident nor ordinarily resident in Ireland (Relevant Territories for DWT purposes include the following: Albania, Armenia, Australia, Austria, Bahrain, Belarus, Belgium, Bosnia & Herzegovina, Botswana, Bulgaria, Canada, Chile, China, Croatia, Cyprus, Czech Republic, Denmark, Egypt, Estonia, Ethiopia, Finland, France, Georgia, Germany, Ghana, Greece, Hong Kong, Hungary, Iceland, India, Israel, Italy, Japan, Kazakhstan, Kenya, Korea, Kosovo, Kuwait, Latvia, Lithuania, Luxembourg, Macedonia, Malaysia, Malta, Mexico, Moldova, Montenegro, Morocco, Netherlands, New Zealand, Norway, Pakistan, Panama, Poland, Portugal, Qatar, Romania, Russia, Saudi Arabia, Serbia, Singapore, Slovak Republic, Slovenia, South Africa, Spain, Sweden, Switzerland, Thailand, Turkey, Ukraine, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam and Zambia);

•	a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•	a company, wherever resident, that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;

•	a company, wherever resident, whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

•	a company, wherever resident, that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance, and provided, in all cases noted above, we have received from the shareholder, where required, the relevant DWT Form(s) prior to the payment of the dividend and such DWT Form(s) remain valid.

For non-Irish resident shareholders that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such shareholders to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.

Our shareholders that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any shareholders are exempt from DWT, but receive dividends subject to DWT, such shareholders may apply for refunds of such DWT from the Irish Revenue Commissioners.

Income Tax on Dividends Paid

Irish income tax may arise for certain persons in respect of dividends received from Irish resident companies. A shareholder that is not resident or, in the case of individuals, ordinarily resident in Ireland and that is entitled to an exemption from DWT generally has no liability to Irish income tax or the universal social charge on a dividend received from us. An exception to this position may apply where such shareholder holds our ADSs or Series B Preferred Shares through a branch or agency in Ireland through which a trade is carried on.

A shareholder that is not resident or ordinarily resident in Ireland and that is not entitled to an exemption from DWT generally has no additional Irish income tax liability or a liability to the universal social charge. The DWT deducted by us discharges the liability to income tax. An exception to this position may apply where the shareholder holds our ADSs or Series B Preferred Shares through a branch or agency in Ireland through which a trade is carried on.

Capital Acquisitions Tax

Irish capital acquisitions tax, or CAT, comprises principally gift tax and inheritance tax. CAT could apply to a gift or inheritance of our ADSs or Series B Preferred Shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because our ADSs may be, and our Series B Preferred Shares are, regarded as property situated in Ireland for Irish CAT purposes as our share register must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is levied at a rate of 33% above certain tax-free thresholds. The appropriate tax free threshold is dependent upon (i) the relationship between the donor and the recipient, and (ii) the aggregation of the values of previous gifts and inheritances received by the recipient from persons within the same group threshold. Gifts and inheritances passing between spouses of the same marriage or civil partners of the same civil partnership are exempt from CAT. Children currently have a tax free threshold of €335,000 in respect of taxable gifts or inheritances received from their parents. Our shareholders should consult their own tax advisors as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. HOLDERS OF OUR ADSs OR SERIES B PREFERRED SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES IN IRELAND, INCLUDING THE ACQUISITION, OWNERSHIP AND DISPOSAL OF OUR ADSs OR SERIES B PREFERRED SHARES.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement between us and Jefferies LLC, as the representative of the underwriters named below and the sole book-running manager of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of ADSs and Series B Preferred Shares shown opposite its name below:

Underwriter	Number of ADSs	Number of Series B Preferred Shares
Jefferies LLC	4,000,001	1,882,352
LifeSci Capital LLC	1,800,000	847,058
H.C. Wainwright & Co., LLC	1,500,000	705,883
Oppenheimer & Co. Inc.	1,500,000	705,883
Needham & Company, LLC	1,200,000	564,706
Total	10,000,001	4,705,882

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the ADSs and Series B Preferred Shares if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

We expect to deliver the ADSs and Series B Preferred Shares against payment for the ADSs and Series B Preferred Shares on or about April 3, 2023, which will be the third business day following the date of the pricing of the ADSs and Series B Preferred Shares (such settlement cycle being referred to as T+2).

The underwriters have advised us that, following the completion of this offering, they currently intend to make a market in the ADSs as permitted by applicable laws and regulations. However, the underwriters are not obligated to do so, and the underwriters may discontinue any market-making activities at any time without notice in their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the ADSs, that you will be able to sell any of the ADSs held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriters are offering the ADSs and Series B Preferred Shares subject to their acceptance of the ADSs and Series B Preferred Shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commission and Expenses

The underwriters have advised us that they propose to offer the ADSs and Series B Preferred Shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of  $0.306 per ADS or Series B Preferred Share. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional ADSs.

	PER ADS	PER SERIES B PREFERRED SHARE	TOTAL WITHOUT OPTION	TOTAL WITH OPTION
Public offering price	$8.50	$8.50	$125,000,005.50	$143,750,002.50
Underwriting discounts and commissions paid by us	$0.51	$0.51	$7,500,000.33	$8,625,000.15
Proceeds to us, before expenses	$7.99	$7.99	$117,500,005.17	$135,125,002.35

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $530,000. We have also agreed to reimburse the underwriters for certain expenses incurred by them in connection with the offering.

Listing

Our ADSs are listed on The Nasdaq Global Market under the trading symbol “AVDL”.

Our Series B Preferred Shares are not listed on any national securities exchange or any other nationally recognized trading system.

Stamp Taxes

If you purchase ADSs or Series B Preferred Shares offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.

Option to Purchase Additional ADSs

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of  $ of ADSs from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional ADSs proportionate to that underwriter’s initial purchase commitment as indicated in the table above.

No Sales of Similar Securities

We, our officers and our directors have agreed, subject to specified exceptions, not to directly or indirectly:

■ sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or

■ otherwise dispose of any ordinary shares, ADSs, options or warrants to acquire ordinary shares or ADSs, or securities exchangeable or exercisable for or convertible into ordinary shares or ADSs currently or hereafter owned either of record or beneficially, or

■ publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Jefferies LLC.

This restriction terminates after the close of trading of the ADSs on and including the 90th day after the date of this prospectus supplement. Except for customary lock-up exceptions, including, but not limited to, exceptions allowing us to make sales pursuant to our “at the market offering” with Jefferies LLC and close the previously announced Private Exchanges of our 2023 Notes, there are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Jefferies LLC may, in its sole discretion and at any time or from time to time before the termination of the 90-day period release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of ADSs prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, certain persons participating in the offering, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the ADSs at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our ADSs in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional ADSs or purchasing our ADSs in the open market. In determining the source of ADSs to close out the covered short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase ADSs through the option to purchase additional ADSs.

“Naked” short sales are sales in excess of the option to purchase additional ADSs. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ADSs in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of ADSs on behalf of the underwriters for the purpose of fixing or maintaining the price of the ADSs. A syndicate covering transaction is the bid for or the purchase of ADSs on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ADSs or preventing or retarding a decline in the market price of our ADSs. As a result, the price of our ADSs may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the ADSs originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of ADSs. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our ADSs on The Nasdaq Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our ADSs in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of ADSs and Series B Preferred Shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and certain of their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, Jefferies LLC is the sales agent under an Open Market Sale AgreementSM dated as of February 4, 2020, by and between us and Jefferies LLC. Under the Open Market Sale AgreementSM, we may offer and sell, from time to time, shares of our ADSs through Jefferies LLC through an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. Jefferies LLC is also serving as a co-placement agent in the Private Exchanges. For more information regarding the Private Exchanges see Recent Developments beginning on page S-4 of this prospectus supplement.

In the ordinary course of their various business activities, the underwriters and certain of their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ADSs offered hereby. Any such short positions could adversely affect future trading prices of the ADSs offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area and the United Kingdom, or a Relevant State, no ADSs or Series B Preferred Shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the ADSs or Series B Preferred Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of ADSs or Series B Preferred Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of ADSs or Series B Preferred Shares shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any ADSs or Series B Preferred Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the representatives that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any ADSs or Series B Preferred Shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ADSs and Series B Preferred Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any ADSs or Series B Preferred Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs or Series B Preferred Shares to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs or Series B Preferred Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, or UK, no ADSs or Series B Preferred Shares have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the ADSs or Series B Preferred Shares which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of ADSs or Series B Preferred Shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:

a.	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

b.	to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

c.	at any time in other circumstances falling within section 86 of the FSMA, provided that no such offer of ADSs or Series B Preferred Shares shall require the us or any representative to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the UK who initially acquires any ADSs or Series B Preferred Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the representatives that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any ADSs or Series B Preferred Shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the ADSs and Series B Preferred Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any ADSs or Series B Preferred Shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs or Series B Preferred Shares to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs or Series B Preferred Shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The ADSs and Series B Preferred Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ADSs or Series B Preferred Shares, or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, our company or the ADSs or Series B Preferred Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of ADSs and Series B Preferred Shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of ADSs and Series B Preferred Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ADSs or Series B Preferred Shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The ADSs and Series B Preferred Shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ADSs and Series B Preferred Shares offered should conduct their own due diligence on the ADSs and Series B Preferred Shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the ADSs or Series B Preferred Shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the ADSs and Series B Preferred Shares without disclosure to investors under Chapter 6D of the Corporations Act.

The ADSs or Series B Preferred Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring ADSs or Series B Preferred Shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The ADSs and Series B Preferred Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the ADSs or Series B Preferred Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The ADSs and Series B Preferred Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the ADSs and Series B Preferred Shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs or Series B Preferred Shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the ADSs or Series B Preferred Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs or Series B Preferred Shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The ADSs and Series B Preferred Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs or Series B Preferred Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Legal matters

Goodwin Procter LLP of Boston, Massachusetts is acting as U.S. counsel to the Company in connection with this offering. Arthur Cox LLP of Dublin, Ireland is acting as Irish counsel to the Company in connection with this offering and will issue an opinion with respect to the validity of the issuance of the securities being offered hereby. Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York is acting as U.S. counsel to the underwriters in connection with this offering. A&L Goodbody LLP of Dublin, Ireland is acting as Irish counsel to the underwriters in connection with this offering.

Experts

The consolidated financial statements, and the related financial statement schedule incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of Avadel Pharmaceuticals plc’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements and financial statement schedule are incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Where you can find more information

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. For additional information about our company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus supplement and the accompanying prospectus, as listed under the heading “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus. Additional information about us can be found on our website, at www.avadel.com, and in our filings with the SEC. Copies of our filings with the SEC are available online at www.sec.gov and our website at www.avadel.com. We have included the SEC’s website address and our website address as inactive textual references only. Neither the contents of the SEC’s website or our website, nor any other website that may be accessed from such websites, is incorporated in or otherwise considered a part of this prospectus supplement or the accompanying prospectus except as expressly set forth under the heading “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus.

Incorporation of certain information by reference

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 29, 2023;

•	the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2021, from our Definitive Proxy Statement on Schedule 14(a), as filed with the SEC on April 29, 2022 and amended on June 15, 2022;

•	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on February 1, 2023, February 24, 2023, March 2, 2023 and March 29, 2023;

•	our Current Reports on Form 8-K/A (other than information furnished rather than filed) filed with the SEC on March 29, 2023; and

•	the description of our ordinary shares contained in our registration statement on Form S-3 filed with the SEC on August 31, 2022, including any amendments or reports filed for the purposes of updating this description.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Avadel Pharmaceuticals plc, 16640 Chesterfield Grove Road, Suite 200, Attention: Jerad G. Seurer, Chesterfield, Missouri 63005, telephone: +1 (636) 449-1840.

You also may access these filings on our website at www.avadel.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

PROSPECTUS

$500,000,000
Ordinary Shares
Ordinary Shares represented by American Depositary Shares
Preferred Shares
Debt Securities
Warrants
Units

By this prospectus, we may offer and sell from time to time, in one or more series or classes, up to $500,000,000 in aggregate principal amount of our ordinary shares, ordinary shares represented by American Depositary Shares, or ADSs, preferred shares, debt securities, warrants and/or units. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

ADSs representing our ordinary shares are listed on The Nasdaq Global Market under the symbol “AVDL.” On August 29, 2022, the closing price for ADSs, as reported on The Nasdaq Global Market, was $6.77 per share. We may offer and sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 6 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 12, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $500,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing our securities, you should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 50 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to the “company,” “we,” “us” and “our” refer to Avadel Pharmaceuticals plc.

We own various trademark registrations and applications, and unregistered trademarks, including, but not limited to, AVADEL™ and LUMRYZ™. This prospectus contains trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

This prospectus does not constitute a prospectus for the purposes of the Prospectus Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market and the Irish regulations issued pursuant to the Prospectus Regulation and this prospectus has not been approved by the Central Bank of Ireland, as competent authority under the Prospectus Regulation, or any equivalent authority in an European Economic Area member state. No offer of shares to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish or European prospectus law within the meaning of the above legislation.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”

This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	Our reliance on a single lead product candidate, LUMRYZ, also known as FT218;

•	Our ability to obtain final regulatory approval from the U.S. Food and Drug Administration, or FDA, for and successfully commercialize LUMRYZ, including any delays in approval;

•	The ability of LUMRYZ, if granted final approval by the FDA, to gain market acceptance;

•	Our ability to enter into strategic partnerships for the commercialization, manufacturing and distribution of LUMRYZ, if granted final approval by the FDA;

•	Our dependence on a limited number of suppliers for the manufacturing of LUMRYZ and certain raw materials used in LUMRYZ and any failure of such suppliers to deliver sufficient quantities of these raw materials, which could have a material adverse effect on our business;

•	Our ability to finance our operations on acceptable terms, either through the raising of capital, the incurrence of convertible or other indebtedness or through strategic financing or commercialization partnerships;

•	Our expectations about the potential market size and market participation for LUMRYZ, if granted final approval by the FDA;

•	Our expectations regarding litigation related to LUMRYZ, including the potential delisting of U.S. Patent No. 8731963 from the Orange Book;

•	Our expectations regarding the timing and results of our cost structure optimization efforts, including the estimated charges and costs expected to be incurred and projected cost savings in connection with such cost structure optimization efforts;

•	Our expectations regarding our cash runway lasting to a potential final FDA approval of our New Drug Application, or NDA, for LUMRYZ;

•	Our ability to continue to service our Exchangeable Senior Notes due February 2023, or the February 2023 Notes, and our Exchangeable Senior Notes due October 2023, or the October 2023 Notes (together with the February 2023 Notes, the 2023 Notes), including making the ongoing interest payments on the 2023 Notes, settling exchanges of the 2023 Notes in cash or completing any required repurchases of the 2023 Notes;

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•	The potential impact of COVID-19 on our business and future operating results;

•	Our ability to hire and retain key members of our leadership team and other personnel; and

•	Competition existing today or that will likely arise in the future.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties and other factors more fully discussed in the “Risk Factors” section in this prospectus, the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC which are incorporated by reference herein. Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

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ABOUT THE COMPANY

Our Business

Avadel Pharmaceuticals plc is a biopharmaceutical company. Our lead product candidate, LUMRYZ, is an investigational once-at-bedtime, extended-release formulation of sodium oxybate for the treatment of cataplexy or excessive daytime sleepiness, or EDS, in adults with narcolepsy. We are primarily focused on obtaining final United States Food and Drug Administration, or FDA, approval of LUMRYZ. In December 2020, we submitted a New Drug Application, or NDA, to the FDA for LUMRYZ to treat cataplexy or EDS in adults with narcolepsy. In February 2021, the NDA for LUMRYZ was accepted by the FDA and was assigned a Prescription Drug User Fee Act, or PDUFA, target action date of October 15, 2021. On October 15, 2021, we announced that the FDA informed us the review of our NDA for LUMRYZ was ongoing beyond its previously assigned target action date. On May 24, 2022, we received a proposed, final label and medication guide for LUMRYZ from the FDA. In addition, we were notified by the FDA that the NDA patent statement pertaining to U.S. Patent No. 8,731,963, or the REMS patent, which expires on June 17, 2023, was deemed inappropriate by FDA. As such, FDA has required that we add a certification to the REMS patent to the NDA. The FDA further confirmed, based on the final proposed label, that no additional patent certifications will be required. On July 18, 2022, the FDA granted tentative approval to LUMRYZ. Tentative approval indicates that LUMRYZ has met all required quality, safety, and efficacy standards necessary for approval in the U.S. Final FDA approval could occur prior to June 2023 if the REMS patent is delisted from the FDA’s Orange Book, a court determines the patent is invalid, not infringed or otherwise unenforceable, or a court determines that the FDA erred in requiring certification.

Outside of our lead product candidate, we continue to evaluate opportunities to expand our product portfolio. As of the date of this prospectus, we do not have any approved or commercialized products in our portfolio.

LUMRYZ

LUMRYZ is an investigational once-at-bedtime formulation of sodium oxybate that uses our proprietary controlled release drug-delivery technology for the treatment of cataplexy or EDS in adults suffering from narcolepsy. Sodium oxybate is the sodium salt of gamma hydroxybutyrate, an endogenous compound and metabolite of the neurotransmitter gamma-aminobutyric acid. Immediate release sodium oxybate is approved in the U.S. for the treatment of cataplexy or EDS in patients with narcolepsy and is approved in Europe for the treatment of cataplexy in patients with narcolepsy. Since 2002, sodium oxybate has only been available as an immediate-release formulation that must be taken twice nightly, first at bedtime, and then again 2.5 to 4 hours later.

Corporate Information

We are an Irish public limited company. Our registered address is at 10 Earlsfort Terrace, Dublin 2, Ireland and our phone number is +353-1-901-5201. Our website is www.avadel.com. We do not incorporate the information on or accessible through our website into this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under the heading “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus, including the risk factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent filings with the SEC, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in any applicable prospectus supplement. General corporate purposes may include: obtaining final FDA approval of LUMRYZ; preparation for and commercialization of our lead product candidate, LUMRYZ; research and development and clinical development to support the advancement of additional product candidates and the expansion of our product candidate pipeline; repayment of our outstanding debt obligations, including under our 2023 Notes; hiring of additional personnel; capital expenditures; and operating as a public company. The February 2023 Notes and October 2023 Notes bear interest at a rate of 4.50% per annum and mature on February 1, 2023 and October 2, 2023, respectively. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the use of net proceeds.

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DILUTION

If there is a material dilution of the purchasers’ equity interest from the sale of ordinary shares or ADSs offered under this prospectus, we will set forth in any prospectus supplement the following information regarding any such material dilution of the equity interests of purchasers purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our ordinary shares before and after the offering;

•	the amount of the increase in such net tangible book value per ordinary share attributable to the cash payments made by the purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

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SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. This prospectus provides you with a general description of the securities we may offer. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

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DESCRIPTION OF SHARE CAPITAL

The following description of our ordinary shares and preferred shares together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the ordinary shares, which may be represented by ADSs, and preferred shares that we may offer under this prospectus. The following description of our share capital does not purport to be complete and is subject to, and qualified in its entirety by, our memorandum and articles of association, or the Avadel Constitution, which is an exhibit to the registration statement of which this prospectus forms a part, and by applicable law.

The following description includes comparisons of certain provisions of the Avadel Constitution and Irish law applicable to us and the Delaware General Corporation Law, or the DGCL, the law under which many publicly listed companies in the United States are incorporated. Because such statements are summaries, they do not address all aspects of Irish law that may be relevant to us and our shareholders or all aspects of Delaware law which may differ from Irish law, and they are not intended to be a complete discussion of the respective rights.

General

Our authorized share capital is $5,500,000 divided into 500,000,000 ordinary shares with a nominal value of $0.01 each and 50,000,000 preferred shares with a nominal value of $0.01 each, plus €25,000 divided into 25,000 deferred ordinary shares with a nominal value of €1.00 each. As of August 29, 2022, our issued and outstanding share capital consists of 60,581,267 ordinary shares, nominal value $0.01 per share, 487,614 issued and outstanding preferred shares, nominal value $0.01 per share and 25,000 issued and outstanding deferred ordinary shares, nominal value €1.00 per share. These figures do not include securities that may be issued: (i) pursuant to the 2023 Notes or (ii) pursuant to outstanding options underlying shares of our ordinary shares related to our 2020 Omnibus Incentive Compensation Plan, our 2017 Omnibus Incentive Compensation Plan and our 2021 Inducement Plan.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $500,000,000 in the aggregate of:

•	ordinary shares, which may be represented by ADSs;

•	preferred shares;

•	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

•	warrants to purchase our securities; or

•	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into ordinary shares, preferred shares or other securities. The preferred shares may also be exchangeable for and/or convertible into ordinary shares, another series of preferred shares or other securities. The debt securities, the preferred shares, the ordinary shares, which may be in the form of ADSs, the warrants and the units comprised of, or other combination of, the foregoing securities, are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Ordinary Shares

As of August 29, 2022, there were 60,581,267 issued and outstanding ordinary shares, nominal value $0.01 per share. The holders of ordinary shares are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders.

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Preferred Shares

We sought, and received, shareholder approval at our 2021 annual general meeting of shareholders to authorize the Board of Directors to issue securities for up to an aggregate nominal amount equal to the authorized but unissued share capital of the company as at August 3, 2021, for a period of five years to expire on December 20, 2026. As of the date of this prospectus, there were 487,614 issued and outstanding preferred shares. Our Board of Directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares, unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of other classes or series of shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

You should refer to the prospectus supplement relating to the series of preferred shares being offered for the specific terms of that series, including:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred shares will be offered;

•	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred shares being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred shares being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred shares being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

•	the terms and conditions, if applicable, upon which the preferred shares being offered will be convertible into our ordinary shares, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	the terms and conditions, if applicable, upon which the preferred shares being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred shares being offered on any securities exchange;

•	a discussion of any material Irish or U.S. federal income tax considerations applicable to the preferred shares being offered;

•	any preemptive rights;

•	the relative ranking and preferences of the preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any limitations on the issuance of any class or series of preferred shares ranking senior or equal to the series of preferred shares being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

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Upon issuance, the preferred shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Warrants

We may issue warrants for the purchase of our ordinary shares, preferred shares or debt securities or any combination thereof. Warrants may be issued independently or together with our ordinary shares, preferred shares or debt securities and may be attached to or separate from any offered securities. To the extent warrants that we issue are to be publicly traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Anti-Takeover Provisions of Irish Law

Business Combinations with Interested Shareholders

The Avadel Constitution includes a provision similar to Section 203 of the Delaware General Corporation Law, which generally prohibits us from engaging in a business combination with an interested shareholder for a period of three years following the date the person became an interested shareholder, unless, in general:

•	our Board of Directors approved the transaction which resulted in the shareholder becoming an interested shareholder;

•	upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the shareholder owned at least 85% of the voting shares outstanding at the time of commencement of such transaction, excluding for purposes of determining the number of voting shares outstanding (but not the outstanding voting shares owned by the interested shareholder), voting shares owned by persons who are directors and also officers and by certain employee share plans; or

•	the business combination is approved by our Board of Directors and authorized at an annual or extraordinary general meeting of shareholders by the affirmative vote of the holders of at least 75% of the outstanding voting shares that are not owned by the interested shareholder.

A “business combination” is generally defined as a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is generally defined as a person who, together with affiliates and associates, owns or, within three years prior to the date in question, owned 15% or more of our outstanding voting shares.

Irish Takeover Rules and Substantial Acquisition Rules

A transaction in which a third party seeks to acquire 30% or more of our voting rights and any other acquisitions of our securities will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder, the Irish Takeover Panel Act, 1997, Takeover Rules, 2022, or the Irish Takeover Rules, and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

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General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•	in the event of an offer, all holders of securities of the target company must be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the Board of Directors of the target company must give its views on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	a target company’s Board of Directors must act in the interests of that company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

•	false markets must not be created in the securities of the target company, the bidder or any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

•	a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

•	a target company may not be hindered in the conduct of its affairs longer than is reasonable by an offer for its securities; and

•	a “substantial acquisition” of securities, whether such acquisition is to be effected by one transaction or a series of transactions, shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

Under certain circumstances, a person who acquires shares, or other voting securities, of a company may be required under the Irish Takeover Rules to make a mandatory cash offer for the remaining outstanding voting securities in that company at a price not less than the highest price paid for the securities by the acquiror, or any parties acting in concert with the acquiror, during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of securities would increase the aggregate holding of an acquiror, including the holdings of any parties acting in concert with the acquiror, to securities representing 30% or more of the voting rights in a company, unless the Irish Takeover Panel otherwise consents. An acquisition of securities by a person holding, together with its concert parties, securities representing between 30% and 50% of the voting rights in a company would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person, together with its concert parties, would increase by 0.05% within a 12-month period. Any person, excluding any parties acting in concert with the holder, holding securities representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirement

If a person makes a voluntary offer to acquire our outstanding ordinary shares, the offer price must not be less than the highest price paid for our ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired our ordinary shares (1) during the 12-month period prior to the commencement of the offer period that represent more than 10% of our total ordinary shares or (2) at any time after the commencement of the offer period, the offer must be in cash or accompanied by a full cash alternative and the price per ordinary share must not be less than the highest price paid by the bidder or its concert parties during, in the case of clause (1), the 12-month period prior to the commencement of the offer period or, in the case of (2), the offer period. The Irish Takeover Panel may apply this Rule to a bidder who, together with its concert parties, has acquired less than 10% of our total ordinary shares in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.

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An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares and other voting securities which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of the company. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of the company is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of the company and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, our Board of Directors is not permitted to take any action that might frustrate an offer for our shares once our Board of Directors has received an approach that may lead to an offer or has reason to believe that such an offer is or may be imminent, subject to certain exceptions. Potentially frustrating actions such as 1) the issue of shares, options, restricted share units or convertible securities, (2) material acquisitions or disposals, (3) entering into contracts other than in the ordinary course of business or (4) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any earlier time during which our Board of Directors has reason to believe an offer is or may be imminent. Exceptions to this prohibition are available where:

(a)	the action is approved by our shareholders at a general meeting; or

(b)	the Irish Takeover Panel has given its consent, where:

(i)	it is satisfied the action would not constitute frustrating action;

(ii)	our shareholders holding more than 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii)	the action is taken in accordance with a contract entered into prior to the announcement of the offer, or any earlier time at which our Board of Directors considered the offer to be imminent; or

(iv) the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Shareholders’ Rights Plan

Irish law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law. In addition, such a plan would be subject to the Irish Takeover Rules and the General Principles underlying the Irish Takeover Rules. The Avadel Constitution allows our Board of Directors to adopt a shareholder rights plan upon such terms and conditions as our Board of Directors deems expedient and in the best interests of us, subject to applicable law.

Subject to the Irish Takeover Rules, our Board of Directors also has power to issue any of our authorized and unissued shares on such terms and conditions as it may determine, and any such action should be taken in our best interests. It is possible, however, that the terms and conditions of any issue of preference shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then-market price of the shares.

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Disclosure of Interests in Shares

Under the Irish Companies Act, our shareholders must notify us if, as a result of a transaction, the shareholder will become interested in three percent or more of our voting shares, or if as a result of a transaction a shareholder who was interested in three percent or more of our voting shares ceases to be so interested. Where a shareholder is interested in three percent or more of our voting shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the voting shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any of our shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

In addition to these disclosure requirements, we, under the Irish Companies Act, may, by notice in writing, require a person whom we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in our relevant share capital to (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in our shares, to provide additional information, including the person’s own past or present interests in our shares. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, we may apply to the Irish court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Irish Companies Act, as follows:

•	any transfer of those shares or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of shares, shall be void;

•	no voting rights shall be exercisable in respect of those shares;

•	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

•	no payment shall be made of any sums due from us on those shares, whether in respect of capital or otherwise.

The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.

In the event we are in an offer period pursuant to the Irish Takeover Rules, accelerated disclosure provisions apply for persons holding an interest in our securities of one percent or more.

Differences in Corporate Law

As a public limited company incorporated under the laws of Ireland, the rights of our shareholders are governed by applicable Irish law, including the Irish Companies Act, and not by the law of any U.S. state. As a result, our directors and shareholders are subject to different responsibilities, rights and privileges than are applicable to directors and shareholders of U.S. corporations. The applicable provisions of the Irish Companies Act differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Irish Companies Act applicable to us and the General Corporation Law of the State of Delaware relating to shareholders’ rights and protections. The applicable provisions in respect of the Company under the Avadel Constitution is also set out where relevant. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and Irish law. You are also urged to carefully read the relevant provisions of the Delaware General Corporation Law and the Irish Companies Act for a more complete understanding of the differences between Delaware and Irish law.

15

	Ireland	Delaware
Number of Directors	The Irish Companies Act provides for a minimum of two directors for an Irish incorporated public limited company. The Avadel Constitution provides for a minimum of two directors and a maximum of 13. Our shareholders may from time to time increase or reduce the maximum number, or increase the minimum number, of directors by ordinary resolution. Our Board of Directors determines the number of directors within the range of two to 13.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

Removal of Directors

Under the Irish Companies Act, the shareholders may, by ordinary resolution, remove a director from office before the expiration of his or her term, at a meeting held no less than 28 days’ notice and at which the director is entitled to be heard. Because of this provision of the Irish Companies Act, a director may be so removed before the expiration of his or her period of office.

The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have against the Company in respect of his or her removal.

The Avadel Constitution also provides that the office of a director will also be vacated if the director is restricted or disqualified to act as a director under the Irish Companies Act; resigns his or her office by notice in writing to us or in writing offers to resign and the directors resolve to accept such offer; or is requested to resign in writing by not less than 75% of the other directors.

Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, stockholders may effect such removal only for cause, or (ii) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Vacancies on the Board of Directors

Any vacancy on our Board of Directors, including a vacancy resulting from an increase in the number of directors or from the death, resignation, retirement, disqualification or removal of a director, shall be deemed a casual vacancy. Subject to the terms of any one or more classes or series of preferred shares, any casual vacancy shall only be filled by the decision of a majority of our Board of Directors then in office, provided that a quorum is present and provided that the appointment does not cause the number of directors to exceed any number fixed by or in accordance with the Avadel Constitution as the maximum number of directors.

Any director of a class of directors elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. A director retiring at a meeting shall retain office until the close or adjournment of the meeting.

Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

16

	Ireland	Delaware
Annual General Meeting

We are required to hold annual general meetings at intervals of no more than fifteen months after the previous annual general meeting, provided that an annual general meeting is held in each calendar year following our first annual general meeting, no more than nine months after our fiscal year-end.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the consideration of the Irish statutory financial statements, the report of the directors, the report of the auditors on those statements and that report and a review by the members of our affairs. If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.

Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

General Meeting

Our extraordinary general meetings may be convened by (i) our Board of Directors, (ii) on requisition of shareholders holding not less than 10% of our paid up share capital carrying voting rights or (iii) on requisition of our auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time.

If our directors become aware that our net assets are half or less of the amount of our called-up share capital, our directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

17

	Ireland	Delaware
Notice of General Meetings

Notice of a general meeting must be given to all our shareholders and to our auditors. The Avadel Constitution provides that the maximum notice period is 60 days. The minimum notice periods are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. General meetings may be called by shorter notice, but only with the consent of our auditors and all of our shareholders entitled to attend and vote thereat. Because of the 21-day and 14-day requirements described in this paragraph, the Avadel Constitution includes provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of this requisition notice, our Board of Directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If our Board of Directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour and purpose or purposes of the meeting.

Quorum	The presence, in person or by proxy, of five or more persons holding or representing by proxy at least a majority in nominal value of the class or, at any adjourned meeting of such holders, one holder holding or representing by proxy at least a majority in nominal value of the issued shares of the class constitutes a quorum for the conduct of business. No business may take place at a general meeting if a quorum is not present in person or by proxy. Our Board of Directors has no authority to waive quorum requirements stipulated in the Avadel Constitution. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.	The certificate of incorporation or bylaws may specify the number of shares, the holders of which shall be present or represented by proxy at any meeting in order to constitute a quorum, but in no event shall a quorum consist of less than one third of the shares entitled to vote at the meeting. In the absence of such specification in the certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.

18

	Ireland	Delaware
Proxy

Under Irish law, a shareholder may designate another person to attend, speak and vote at a general meeting of the company on their behalf by proxy, which proxy need not be a shareholder.

Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy.

Voting rights may be exercised by shareholders registered in the share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in accordance with the Avadel Constitution. The Avadel Constitution permits the appointment of proxies by our shareholders to be notified to us electronically, when permitted by our directors.

Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Issue of New Shares

Under the Avadel Constitution, we may issue shares subject to the maximum authorized share capital contained in the Avadel Constitution. The authorized share capital may be increased or reduced by a resolution approved by a simple majority of the votes cast at a general meeting of our shareholders, referred to under Irish law as an “ordinary resolution.” As a matter of Irish law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by its constitution or by an ordinary resolution adopted by our shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it may be renewed by shareholders by an ordinary resolution. Avadel sought, and received, shareholder approval at Avadel’s 2021 annual general meeting of shareholders to authorize the Board of Directors to issue securities up to an aggregate nominal amount equal to the authorized but unissued share capital of the company as at 3 August 2021, for a period of five years to expire on December 20, 2026. Accordingly, our Board of Directors is authorized to issue new ordinary or preferred shares without shareholder approval for a period of five years expiring on December 20, 2026 (unless such authority is renewed by the shareholders). The authority to issue preferred shares provides us with the flexibility to consider and respond to future business needs and opportunities as they arise from time to time, including in connection with capital raising, financing and acquisition transactions or opportunities.

Under Delaware law, if the company’s certificate of incorporation so provides, the directors have the power to authorize the issuance of additional stock. The directors may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the company or any combination thereof.

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	Ireland	Delaware

Our Board of Directors is authorized to issue preferred shares on a non-pre-emptive basis, with discretion as to the terms attaching to the preferred shares, including as to voting, dividend and conversion rights and priority relative to other classes of shares with respect to dividends and upon a liquidation.

Notwithstanding this authority, under the Irish Takeover Rules our Board of Directors would not be permitted to issue any of our shares, including preferred shares, during a period when an offer has been made for us or is believed to be imminent unless the issue is (i) approved by our shareholders at a general meeting; (ii) consented to by the Irish Takeover Panel on the basis it would not constitute action frustrating the offer; (iii) consented to by the Irish Takeover Panel and approved by the holders of more than 50% of our shares carrying voting rights; (iv) consented to by the Irish Takeover Panel in circumstances where a contract for the issue of the shares had been entered into prior to that period; or (v) consented to by the Irish Takeover Panel in circumstances where the issue of the shares was decided by our directors prior to that period and either action has been taken to implement the issuance (whether in part or in full) prior to such period or the issuance was otherwise in the ordinary course of business.

Preemptive Rights

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro rata basis, commonly referred to as the statutory preemption right. Avadel sought, and received, shareholder approval at Avadel’s 2021 annual general meeting of shareholders to authorize the Board of Directors to opt out of pre-emption rights with respect to the allotment of equity securities up to an aggregate nominal amount equal to the authorized but unissued share capital of the company as at August 3, 2021, for a period of five years to expire on December 20, 2026.

Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

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	Ireland	Delaware
Accordingly, we have opted-out of these preemption rights for a period of five years expiring on December 20, 2026 (unless such authority is renewed by the shareholders). A special resolution requires not less than 75% of the votes cast at a general meeting of our shareholders. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of Avadel plc pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory preemption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).

Liability of Directors and Officers

To the fullest extent permitted by Irish law, the Avadel Constitution contains indemnification for the benefit of our directors, company secretary and executive officers. However, as to our directors and company secretary, this indemnity is limited by the Irish Companies Act, which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or company secretary where judgment is given in favor of the director or company secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or company secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or company secretary over and above the limitations imposed by the Irish Companies Act will be void, whether contained in its articles of association or any contract between the company and the director or company secretary. This restriction does not apply to our executive officers who are not directors, our company secretary or other persons who would be considered “officers” within the meaning of the Irish Companies Act.

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•    any breach of the director’s duty of loyalty to the corporation or its stockholders;

•    acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•    intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•    any transaction from which the director derives an improper personal benefit.

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	Ireland	Delaware
We are permitted under the Avadel Constitution and the Irish Companies Act to take out directors’ and officers’ liability insurance, as well as other types of insurance, for our directors, officers, employees and agents. In order to attract and retain qualified directors and officers, we have taken out and maintain customary directors’ and officers’ liability insurance and other types of comparable insurance.

Voting Rights	Under the Avadel Constitution, each holder of our ordinary shares is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting. The holder of our deferred ordinary shares is not entitled to a vote. We may not exercise any voting rights in respect of any shares held as treasury shares. Any shares held by our subsidiaries will count as treasury shares for this purpose, and such subsidiaries cannot therefore exercise any voting rights in respect of those shares.	Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Shareholder Vote on Certain Transactions

Pursuant to Irish law, shareholder approval in connection with a transaction involving the Company would be required under the following circumstances:

•    in connection with a scheme of arrangement, both a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve such a scheme would be required;

•    in connection with an acquisition of the Company by way of a merger with an EU company under the EU Cross-Border Mergers Directive 2005/56/EC, (as replaced by Directive (EU) 2017/1132 of 14 June 2017), approval by a special resolution of the shareholders would be required; and

•    in connection with a merger with an Irish company under the Irish Companies Act, approval by a special resolution of shareholders would be required.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•    the approval of the board of directors; and

•    the approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of the corporation entitled to vote on the matter.

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	Ireland	Delaware
Standard of Conduct for Directors

The directors of the Company have certain statutory and fiduciary duties as a matter of Irish law. All of the directors have equal and overall responsibility for the management of the Company (although directors who also serve as employees may have additional responsibilities and duties arising under their employment agreements (if applicable), and it is likely that more will be expected of them in compliance with their duties than non-executive directors). The Irish Companies Act provides specifically for certain fiduciary duties of the directors of Irish companies, including duties:

•    to act in good faith and in the best interests of the company;

•    to act honestly and responsibly in relation to the company’s affairs;

•    to act in accordance with the company’s constitution and to exercise powers only for lawful purposes;

•    not to misuse the company’s property, information and/or opportunity;

•    not to fetter their independent judgment;

•    to avoid conflicts of interest;

•    to exercise care, skill and diligence;

•    to have regard for the interests of the company’s shareholders; and

•   to have regard to the interests of its creditors where the relevant director believes, or has reasonable cause to believe, that the company is, or is likely to be, unable to pay its debts, or becomes aware of its insolvency.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

23

	Ireland	Delaware
	Other statutory duties of directors include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed, maintaining certain registers, making certain filings and disclosing personal interests. Directors of public limited companies such as Avadel will have a specific duty to ensure that the company secretary is a person with the skills or resources necessary to discharge his or her statutory duties. Directors may rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by (1) other directors, officers or employees of the company whom the director reasonably believes to be reliable and competent in the matters prepared or presented, (2) legal counsel, public accountants or other persons as to matters the director reasonably believes to be within their professional or expert competence, or (3) a committee of the board of which the director does not serve as to matters within its designated authority, which committee the director reasonably believed to merit confidence.	In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

Shareholder Suits

In Ireland, the decision to institute proceedings is generally taken by a company’s board of directors, who will usually be empowered to manage the company’s business. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of the company.

The central question at issue in deciding whether a minority shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against the company would otherwise go un-redressed.

The principal case law in Ireland indicates that to bring a derivative action a person must first establish a prima facie case (i) that the company is entitled to the relief claimed and (ii) that the action falls within one of the five exceptions derived from case law, as follows: (1) where an ultra vires or illegal act is perpetrated; (2) where more than a bare majority is required to ratify the “wrong” complained of; (3) where the shareholders’ personal rights are infringed; (4) where a fraud has been perpetrated upon a minority by those in control; or (5) where the justice of the case requires a minority to be permitted to institute proceedings.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•    state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

•    allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•    state the reasons for not making the effort.

24

Ireland	Delaware
Shareholders may also bring proceedings against the company where the affairs of the company are being conducted, or the powers of the directors are being exercised, in a manner oppressive to the shareholders or in disregard of their interests. Oppression connotes conduct that is burdensome, harsh or wrong.	Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Conduct must relate to the internal management of the company. This is an Irish statutory remedy and the court can grant any order it sees fit, usually providing for the purchase or transfer of the shares of any shareholder.

Listing

ADSs representing our ordinary shares are listed on The Nasdaq Global Market under the trading symbol “AVDL.”

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DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be under an Indenture entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

•	any limit on the aggregate principal amount of debt securities of such series;

•	the percentage of the principal amount at which the debt securities of any series will be issued;

•	the ability to issue additional debt securities of the same series;

•	the purchase price for the debt securities and the denominations of the debt securities;

•	the specific designation of the series of debt securities being offered;

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•	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

•	the basis for calculating interest if other than 360-day year or twelve 30-day months;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

•	the rate or rates of amortization of the debt securities;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

•	any restriction or condition on the transferability of the debt securities of a particular series;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	what subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares, preferred shares or other securities or property;

•	whether we are issuing the debt securities in whole or in part in global form;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	the depositary for global or certificated debt securities, if any;

•	any material U.S. federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in non-U.S. dollar currencies, or units based on or related to non-U.S. dollar currencies;

•	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

•	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

•	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

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•	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares, our preferred shares or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our ordinary shares, our preferred shares or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the Indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the Indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the Indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

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•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

•	if we fail to observe or perform any other covenant contained in the debt securities or the Indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the Indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the Indentures, if an event of default under an Indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable Indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, or the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the Indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and

•	the trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

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These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the Indentures.

Modification of Indenture; Waiver

Subject to the terms of the Indenture for any series of debt securities that we may issue, we and the trustee may change an Indenture without the consent of any holders with respect to the following specific matters:

•	to fix any ambiguity, defect or inconsistency in the Indenture;

•	to comply with the provisions described above under “Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any Indenture under the Trust Indenture Act;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the Indenture;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the Indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the Indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the Indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extend the stated maturity of the series of debt securities;

•	reduce the principal amount, reduce the rate of or extending the time of payment of interest, or reduce any premium payable upon the redemption or repurchase of any debt securities; or

•	reduce the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

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Discharge

Each Indenture will provide that, subject to the terms of the Indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The Indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the Indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the Indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

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We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an Indenture, undertakes to perform only those duties as are specifically set forth in the applicable Indenture. Upon an event of default under an Indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the Indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The Indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated Indenture will not limit the amount of subordinated debt securities that we may issue. It also will not limit us from issuing any other secured or unsecured debt.

The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior Indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent one share (or a right to receive one share) deposited with The Bank of New York Mellon, acting through an office located in the United Kingdom, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Irish law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided under the section titled “Where You Can Find More Information”.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash.	The depositary will (if necessary) convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the non-U.S. dollar currency only to those ADS holders to whom it is possible to do so. It will hold the non-U.S. dollar currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the non-U.S. dollar currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Material U.S. Federal Income Tax Considerations for U.S. Holders.

The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the non-U.S. dollar currency, you may lose some of the value of the distribution.

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Shares.	The depositary may distribute additional ADSs representing any shares we distribute as a dividend or fee distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares.              If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions.            The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs for the purpose of withdrawal at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

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How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will executed and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they much reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Ireland and the provisions of the Avadel Constitution or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed or as described in the following sentence. If we asked the depositary to solicit your instructions at least 30 days before the meeting date but the depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs. The depositary will give a discretionary proxy in those circumstances to vote on all questions at to be voted upon unless we notify the depositary that:

•	we do not wish to receive a discretionary proxy;

•	there is substantial shareholder opposition to the particular question; or

•	the particular question would have an adverse impact on our shareholders.

We are required to notify the depositary if one of the conditions specified above exists.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

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Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
$.05 (or less) per ADS	Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement)
Converting non U.S. dollar currency to U.S. dollars	As necessary
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

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Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

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•	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•	we delist the ADSs from an exchange on which they were listed and do not list the ADSs on another exchange;

•	we appear to be insolvent or enter insolvency proceedings;

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

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•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

•	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

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In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with Securities Act or the rules and regulations promulgated thereunder.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of ordinary shares, preferred shares and/or debt securities in one or more series. We may issue warrants independently or together with ordinary shares, preferred shares and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase ordinary shares or preferred shares, the number of ordinary shares or preferred shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

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•	the manner in which the warrant agreement and warrants may be modified;

•	U.S. federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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DESCRIPTION OF UNITS

We may issue units comprised of ordinary shares, preferred shares, debt securities and/or warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable U.S. federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue any units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

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The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an Indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

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The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

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PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

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In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

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We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

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LEGAL MATTERS

Certain legal matters with respect to United States law in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Certain legal matters with respect to Irish law in connection with this offering will be passed upon for us by Arthur Cox LLP, Dublin, Ireland. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Avadel Pharmaceuticals plc as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this prospectus, and the effectiveness of Avadel Pharmaceutical plc's internal control over financial reporting as of December 31, 2021, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which express an unqualified qualified opinion on the financial statements and an adverse opinion on the effectiveness of Avadel Pharmaceutical plc's internal control over financial reporting. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

REMEDIATION OF PREVIOUSLY REPORTED MATERIAL WEAKNESS

As previously described in our Annual Report on Form 10-K for the year ended December 31, 2021, our management had identified a material weakness in our internal controls over financial reporting specifically related to the February 2023 Notes indenture. We are committed to maintaining a strong internal control environment and implemented measures to remediate the control deficiency contributing to the material weakness. Specifically, management implemented a remediation plan that included:

•	Adoption of additional control procedures surrounding timely and periodic evaluation of all terms of our debt agreements and the associated calculation of interest expense in accordance with the terms of any such debt agreement.

•	A review of all our contractual and debt agreements for potential terms or tentative conditions that could impact the calculation of interest expense similar to those terms underlying the control deficiency alongside the exchange of certain of our February 2023 Notes for or October 2023 Notes on April 5, 2022, noting none.

Management believes these additional internal controls and procedures will ensure the completeness and accuracy of the calculation and timely payment of interest expense, classification of debt and compliance with terms of our debt agreements. As of June 30, 2022, management evaluated the design and operational effectiveness of the remediation activities and concluded that that we have sufficient evidence that the previously reported material weakness pertaining to the February 2023 Notes indenture has been remediated as of June 30, 2022.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. For further information, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus or incorporated by reference concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed or incorporated by reference as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus or incorporated by reference relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains a web site (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection on the web site of the SEC referred to above.

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INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

•	Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 16, 2022;

•	The information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2021, from our Definitive Proxy Statement on Schedule 14(a), as filed with the SEC on April 29, 2022 and amended on June 15, 2022;

•	Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 2022 and June 30, 2022, as filed with the SEC on May 9, 2022 and August 9, 2022, respectively;

•	Current Reports on Form 8-K filed with the SEC on March 16, 2022, April 5, 2022 (as amended on April 7, 2022), April 15, 2022, June 29, 2022, July 19, 2022, July 22, 2022, August 5, 2022 and August 25, 2022; and

•	The description of our ordinary shares contained in our post-effective amendment no. 2 to our registration statement on Form S-3 filed with the SEC on January 6, 2017, including any amendments or reports filed for the purposes of updating this description.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Avadel Pharmaceuticals plc, Attention: Jerad G. Seurer, 16640 Chesterfield Grove Road, Suite 200, Chesterfield, Missouri 63005, telephone:(636) 449-1830.

You also may access these filings on our website at www.avadel.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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10,000,001 AMERICAN DEPOSITARY SHARES Representing Ordinary Shares

and

4,705,882 series b Convertible Non-Voting Preferred Shares

Prospectus Supplement

Sole Book-Running Manager

Jefferies

Lead Manager

LifeSci Capital

Co-Managers

H.C. Wainwright & Co.

Oppenheimer & Co.

Needham & Company

March 29, 2023